As filed with the Securities and Exchange Commission on August 19, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HONGXU SHANGZENG GLOBAL HOLDING LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	5047	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

32 BLACKFRIARS ROAD,

LONDON, SE1 8DP

UNITED KINGDOM

Tel:+44 07803580338

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

I

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated August 19 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering            ordinary shares. This is the initial public offering of ordinary shares            of . The offering price of our ordinary shares in this offering is expected to be $8.20 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “HXSZ”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the United Kingdom as a holding company. The Ordinary Shares offered in this prospectus are shares of the United Kingdom holding company. Holders of our Ordinary Shares will own shares of a United Kingdom holding company. The UK regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to HONGXU SHANGZENG GLOBAL HOLDING LTD, a United Kingdom holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

II

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

III

IV

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of HONGXU SHANGZENG GLOBAL HOLDING LTD;
•	references to the “Company,” “we,” “us,” “our” and “HXSZ” refer to HONGXU SHANGZENG GLOBAL HOLDING LTD;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

V

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

VI

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	risks inherent in an WHOLESALE-MEDICAL, DENTAL & HOSPITAL EQUIPMENT & SUPPLIES business;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks related to our international operations in the United Kingdom, including the implications of the United Kingdom’s recent withdrawal from the European Union;

VII

●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

VIII

As filed with the Securities and Exchange Commission on August 19, 2023.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

HONGXU SHANGZENG GLOBAL HOLDING LTD is a brand company focusing on providing high-quality and high-tech medical and health management services to people who are afraid of old age, death and loneliness and who are in need of centenarian project, precision medicine and elderly care industry. It has a complete service process and well-developed medical equipment, with a powerful digital system that accurately matches individual needs to form a personalised medical plan. The company focuses on service innovation in the medical and healthcare management services market, providing precise, specialised, full-cycle care and management. It obeys the highest law of the universe, the principle of entropy increase, and does the top-level design of the whole life and health industry chain, which regulates and manages the universe's living organisms (human beings, animals, plants, and microorganisms) from the three dimensions of matter, energy, and information, so as to realise the transition from entropy increase to entropy decrease. It has constructed an industrial model with independent intellectual property rights, an industrial development nucleus and an industrial chain. In particular, it applies cutting-edge technologies of modern medicine, such as molecular medicine, quantum medicine, artificial intelligence and innovative applications of traditional Chinese medicine, to a wide range of applications in the healthcare and rehabilitation Industry.

HONGXU SHANGZENG GLOBAL HOLDING LTD’s vision is to create a new business of centenarian project with precise therapeutic control, health and happiness. Although old age, sickness and death are natural laws, people are particularly worried about aging, illness and sudden death. The company directly addresses the real pain points of life and health management and modern medical services, providing precise, professional and full-cycle services to address the rigid needs of the "three fears".

HONGXU SHANGZENG GLOBAL HOLDING LTD aims to establish three industrial ecosystems, namely, a chain of precision medical hospitals with specialised features (focusing on cardiovascular, cerebrovascular and oncology), a chain of life and health full-cycle digital intelligence management and a chain of light-asset chain operations in the elderly care industry, and to build a brain science, life database, genetic engineering, cellular engineering, biochemical engineering, bio-engineering upstream and downstream industrial chain.

HONGXU SHANGZENG GLOBAL HOLDING LTDwill adhere to the tenet of "driven by science and technology, independent innovation, leapfrogging, and leading development", and adhere to and realise the vision of "being a leader in the development of life and health, and pension industry. The vision of creating a new format of precision medicine regulation and healthy and happy centenarian project. To build a value ecosystem that cherishes life and harmonious coexistence; respects science and independent innovation; walks steadily and pays homage to fellow travellers, and to make contributions to the best of our ability to achieve the community of human destiny" is our mission.

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Overview of Our Company

HONGXU SHANGZENG GLOBAL HOLDING LTD is a high-tech medical and health management service company committed to being a leader in the development of life, health and elderly care industry, and to creating a new format of precision medicine regulation and healthy and happy centenarian project. The company takes "the principle of entropy increase" as the fundamental, does the top-level design of industry plus capital, and is the industry leader of precision medicine and chronic disease management, the leader of precision control of subhealth management, the advocate of centenarian project and the practitioner of technology-driven in the senior care industry. We are the industry leader in precision medicine and chronic disease management, the leader in precision control of sub-health management, the advocate of centenarian project and the practitioner of technology-driven pension industry. The founders have forty years of experience in life sciences and clinical medicine in the field of life and health technology, management, products, services and the accumulation of human resources. Based on the principle of entropy increase of the proprietary top-level design of the technology path, the company was established to use the knowledge accumulated over the years of analysis of the combination of theory and practice to specialise in guiding the implementation of medical and health projects on the ground. Through high-tech technical equipment and digital operation tools such as intelligent equipment, big data analysis and digital operation, we scientifically and accurately analyse medical and health management plans and needs, and construct an industrial ecosystem and industry chain that includes health management, elderly care services, social interaction and mental health. By providing personalised services and products, we can meet the needs of different groups of people and achieve long-term corporate growth and value creation.

The company will hold on to the key of life science and technology, based on the enterprise's proprietary technology and management path, and build a large ecology of early warning management system for cardiovascular and cerebrovascular diseases, oncology rehabilitation management, novel regulation management of diabetes mellitus, core management of chronic disease tissue hypoxia, personalised regulation management of the intestinal flora, and the diagnostic and training system of Alzheimer's disease in the industry chain. Truly precise regulation, prevention of major diseases, delaying senescence, and healthy longevity. At the same time, with the help of life's big database, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence, we create our own centenarian project brand and service.

In terms of the upstream and downstream industry chain, the company will also cover all aspects of genetic engineering, cell engineering, biochemical engineering, bioengineering, and artificial intelligence, forming an industrial closed loop for the enterprise. Synchronise the formation of the company's full cost leadership market development strategy. In the development of the industrial ecological chain, the company develops with the help of capital externalisation. To realise the vision of creating new format of precision medicine regulation and healthy and happy centenarian project.

History and Development

HONGXU SHANGZENG GLOBAL HOLDING LTD was incorporated on 9 August 2023 and has its registered office at 32 BLACKFRIARS ROAD, LONDON, UNITED KINGDOM. Since its inception, the company has been committed to driving innovation in medical and health services. The company takes "the principle of entropy increase" as the fundamental, does the top-level design of industry plus capital, and is the industry leader of precision medicine and chronic disease management, the leader of precision control of subhealth management, the advocate of centenarian project and the practitioner of technology-driven in the senior care industry. Through the construction of industrial models with independent intellectual property rights, industrial development nuclei and industrial chains, the cutting-edge technologies of modern medicine, such as molecular medicine, quantum medicine, artificial intelligence, and innovative applications of traditional Chinese medicine, are widely applied to the healthcare and rehabilitation Industry.

Based on the enterprise's proprietary technology and management path, it builds a large ecology of of early warning management system for cardiovascular and cerebrovascular diseases, oncology rehabilitation management, novel regulation management of diabetes mellitus, core management of chronic disease tissue hypoxia, personalised regulation management of the intestinal flora, and the diagnostic and training system of Alzheimer's disease in the industry chain. Truly precise regulation, prevention of major diseases, delaying senescence, and healthy longevity. At the same time, with the help of life's big database, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence, we create our own centenarian project brand and service.

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At the same time, we have established three industrial ecosystems, namely, a chain of precision medical hospitals with specialised features (focusing on cardiovascular, cerebrovascular and oncology), a chain of life and health full-cycle digital intelligence management and a chain of light-asset chain operations in the elderly care industry, and to build a brain science, life database, genetic engineering, cellular engineering, biochemical engineering, bio-engineering upstream and downstream industrial chain.

In summary, our company has been committed to driving innovation and growth in medical market services since its inception. The company takes "the principle of entropy increase" as the fundamental, does the top-level design of industry plus capital, and is the industry leader of precision medicine and chronic disease management, the leader of precision control of subhealth management, the advocate of centenarian project and the practitioner of technology-driven in the senior care industry. Through digital operations and integration with medical resources, we will reach our mission of being a leader in the development of life and health and retirement industries.

The Industry

(1) Industry analysis

The medical industry is the totality of a range of health-related industries such as hospitals, pharmaceuticals, devices, health management and other related industries. With the development of society and the improvement of people's health awareness, the concept of healthy living and lifestyle are gradually being valued and welcomed by people, and the number of people undergoing medical and health management is increasing day by day, and the market size of the medical industry is steadily increasing. The concepts of "comprehensive health" have begun to spread, and the previous focus on treating illnesses has gradually shifted to a focus on people's health. Since then, the governments have continued to introduce policies to promote the diversified development of the comprehensive health industry. With socio-economic development and the awakening of the people's deeper health consciousness, the people have a higher-quality understanding and pursuit of health.

Currently, the upstream of the medical industry includes medicine R&D and production, medical apparatus R&D and production, and national policies; the midstream includes hospitals, healthcare service organisations, and sales of medicine and medical apparatus; and the downstream includes health workers and patients.

Against the background of Internet development, technological advancement and favourable policies, the medical and health industry has continued to develop, especially since the outbreak of the new coronary pneumonia epidemic, health management has been increasingly valued by people, and the medical industry has accelerated its penetration into the online world, resulting in the rapid development of the medical industry. This shows that the medical industry has a bright future.

(2) Industry Data

Ⅰ. Medical Industry Market Size

COVID-19 has permanently transformed the global medical industry by not only accelerating the adoption of new technologies and healthcare delivery models and increasing the focus on sustainability and resilience, it has also exacerbated existing workforce challenges and global gaps in healthcare equity. Long-term sustained COVID-19 is both a challenge and an opportunity. The medical industry can take the opportunity to overhaul itself, capitalising on emerging trends that have been in place since before the epidemic, and continue to explore clinical innovations and new models of care delivery.

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With the improvement of people's living standards, the aging of the population and the increasing awareness of residents' health management, the demand for medical and health services continues to increase, a large amount of data is showing explosive and geometric growth, data analysis and management efficiency is greatly improved, the combination of clinical research and big data is gradually tightened, the data key technologies such as data lake and master data management will be gradually scaled up to the application of an integrated integration model for the traditional industry to empower and trigger change, and big data is driving the entire development of medicine.

With the advancement of the construction of regional data centres and the continuous influx of social capital, the vitality of enterprise growth continues to burst forth, and the scale of the medical and healthcare big data industry continues to expand, growing from approximately US$256 million in 2015 to approximately US$2,906 million in 2021, with a compound annual growth rate of approximately 50%, and the preliminary statistics of the market size of the medical big data in 2022 will increase approximately to approximately US$4,120 million .

Ⅱ. Market structure of the medical industry

In 2025, the entire medical market is estimated to be about US$1.07 trillion, the number of public hospitals accounted for 30%, private hospitals accounted for 70%, but private hospitals accounted for only 133.638 billion share. Therefore, private hospitals have huge room for development by switching to precision medicine and high-end health management to achieve overtaking.

In 2035, today's medical models, technology pathways and development approaches will not be able to meet the needs of the middle class by then.

Ⅲ. Market size of medical and health services

In recent years, due to the rapid development of the Internet and the economy, the size of the healthcare market has been growing. Especially since the outbreak of the COVID-19, comprehensive health has become people's basic needs, health management has been valued by people, the medical industry has accelerated its penetration into online, and the size of the online medical market has grown rapidly.

Ⅳ. Industrial structure of the medical and health services market

In terms of market structure, the products and services provided by the healthcare market can be broadly classified into a number of production and service areas closely related to human health, such as medical services, pharmaceutical and healthcare products, nutritional and healthcare foodstuffs, medical and healthcare devices, leisure and healthcare services, and healthcare consulting and management.

(3) Pain points

Ⅰ. There exists a large number of sub-healthy people, there is no quality product that can prevent and improve them, and they can gradually improve their body functions and physical fitness and prevent major diseases through regular health management and regular life. Since the outbreak of the COVID-19, the concept of health awareness of the whole population has been on the rise. WHO's World Health Statistics Report 2023 shows that global life expectancy has increased dramatically over the decades, and that this increase in life expectancy has been accompanied by an increase in the burden of non-communicable chronic diseases (NCDs). in 2000, 61% of global deaths (31 million) were related to NCDs, and this increased to 74% (41 million) by 2019. in 2019, four major chronic diseases, including diabetes mellitus, 4 major chronic diseases caused about 33.3 million deaths, a 28% increase compared to 2000. These four chronic diseases are cardiovascular disease (17.9 million deaths), cancer (9.3 million deaths), chronic respiratory disease (4.1 million deaths), and diabetes mellitus (2 million deaths) .

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Ⅱ. With a high technical threshold, medicine is a discipline with very high barriers to the profession. If only from the theoretical aspect of learning, medicine, compared with physics, mathematics and other disciplines, may not be the highest professional barriers, and it may not be impossible for ordinary people to learn across the profession. However, medicine is not only a theoretical subject, but also a practical one, and in many aspects, it is a summary of one's own experience. Nowadays, the development of medicine is becoming more and more refined, and there is more and more knowledge in each discipline, each speciality, and each department. New knowledge has not yet been digested, and perhaps newer knowledge has overthrown the former. Medical barriers do not only appear between professionals and laymen, but also between professionals in different medical fields.

Ⅲ. Low customer trust, fierce competition in the market, single inefficient promotion channel. The most common way to spread the word is to assign people around the business to hand out flyers or through word of mouth from customers.Considering that people suffering from more serious illnesses are more sceptical about the authority of private hospitals or related healthcare service companies, and are more likely to go to some of the more famous public hospitals, the coverage of private hospitals or related healthcare service companies in the entire healthcare industry is relatively narrow. Competition in the market, whether with public hospitals or equally positioned companies, is fierce.

Ⅳ. The use of the Internet traffic dividend is still lacking, online health care is emerging, the current medical industry in the face of the Internet wave can not keep pace with the footsteps will be eliminated, embrace the Internet, to explore a more healthy and sustainable development of the business model is more favourable.

Ⅴ. Lack of data analysis, resulting in weak personalised services, vague and imprecise data on members' specific body indicators, varying levels of service, and differentiation between high and low levels of private hospitals. Different levels of medical staff, uneven service quality, and the inability to regulate in place are all urgent challenges for many medical and healthcare service companies.

Ⅵ. Difficulty in reaching users' pain points and needs, and lack of customised medical solutions for users of different ages and with different needs. Hospitals in the traditional healthcare industry seldom provide health management services or have high service costs, and lack of personalised and customised healthcare solutions for users of different ages and with different needs.

Ⅶ. There is a serious shortage of professional talents and resources in the medical industry, and the training cycle of talents in the medical industry is long and the cost of training is high. College medical students need to go through this special transitional stage of training, that is, through clinical practice, to train senior talents with high theoretical expertise and operational skills, and to deliver excellent talents to lower-level hospitals. Many tertiary medical students give up the medical profession because they cannot tolerate the high intensity of work or the relatively low salary during the period of training, which has greatly increased the difficulties in training medical talents.

(4) Industry forecasts

Ⅰ. Policies drive the healthcare industry

In recent years, many places have introduced a number of policies to boost the development of the medical industry, but also released a number of medical industry planning, etc., to encourage the innovative development of the healthcare industry. COVID-19 swept the world, bringing unprecedented impact on the medical and healthcare industry, and many governments encourage residents to home healthcare, boosting the development of home healthcare, Internet healthcare and other industries. It is expected that the development of the medical industry will develop rapidly under the fuelling of government policies, which will promote the market expansion of the medical industry.

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The medical industry has a very bright future, and the introduction of laws and regulations has provided a strong policy and regulatory basis for the development of the industry.

The government has introduced laws, regulations and policies on the healthcare industry, developing the healthcare service system around the whole life cycle of the people towards high-quality and all-round development. traditional Chinese medicine for preventive treatment of disease, healthcare products, "Internet plus" healthcare and so on have become the starting points to optimise the layout of the healthcare system. Traditional Chinese medicine for preventive treatment of disease, health care, and "Internet plus" medical care have become the starting point, leading the way and optimising the layout. Planning in 2025 to basically build a complete system, reasonable layout, clear division of labour, complementary functions, close collaboration, efficient operation, resilient, high-quality and efficient integrated health care service system, the level of prevention, control and treatment of major epidemics and response to public health emergencies is significantly improved, the national medical centre, regional medical centres and other major bases have made significant progress in the construction of a full range of full-cycle health services and security The capacity of all-round and full-cycle health services and protection has been significantly strengthened, the Chinese medicine service system has become more sound, and efforts have been made to enable the general public to enjoy fair, accessible, systematic and continuous high-quality medical and health care services close to their homes.

Ⅱ. Increased demand for healthcare fuelling the healthcare industry

In 2020-2025, due to the continuous improvement of residents' income level and quality of life, the awareness of healthcare, hygiene, healthcare, wellness and other health consumption and the concept of consumption will gradually deepen, and there will be a transition to the demand for healthy and high-quality life, and the residents' demand for healthcare consumption will increase significantly, and the level of consumption will continue to increase. It is reported that by 2050, there will be nearly 2 billion people over the age of 60 globally, with the United States, Japan, Australia, South Korea and Finland experiencing serious ageing problems. The Office for National Statistics conducts a census every 10 years, and the latest census data shows that: population ageing continues, with more people in the UK over 65 than ever before.The 2021 census results show that the trend of an ageing population in the UK continues. Specifically, 18.6 per cent (11.1 million) of the population of England and Wales are over 65, up from 16.4 per cent (9.2 million) in 2011.In 2021, for the first time ever, the number of people over 65 in the UK exceeded the number of people under 15. The census also shows that not only are there more older people in the UK, they are also living longer, with the number of over 90s breaking the half a million mark for the first time. Around 0.9 per cent of the population (528,000) are now aged 90 and over. In 2011, the figure was 429,000, or 0.8 per cent of the total population. Increasing ageing will inevitably lead to an increase in the elderly population, an increase in their need for medical care, and an increase in medical education to improve their physical condition.

The Office for National Statistics reports that total healthcare expenditure grew by 0.7% in nominal terms between 2021 and 2022. Government expenditure fell by 1.1%. By contrast, non-government financing of healthcare grew by an estimated 9.5% in 2022.

Total healthcare spending in 2022 was around 26.8% (£60 billion) greater in nominal terms and 13.5% greater (£32 billion) in real terms than the amount spent in 2019.

Healthcare expenditure represented 11.3% of gross domestic product (GDP) in 2022, lower than the share of 12.4% in 2021. This reduction was caused by nominal growth in healthcare expenditure being outpaced by growth in the overall economy in 2022.

Healthcare expenditure representing around 10% of the overall economy between 2009 and 2019.Government healthcare spending in 2022 was in the region of £230 billion, accounting for over four-fifths (81.5%) of total healthcare expenditure. This was a fall in nominal terms of 1.1%, or 6.2% in real terms, compared with spending in 2021. Health spending had grown by 31.9% between 2019 and 2021 because of the impact of the coronavirus (COVID-19) pandemic.

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Non-government healthcare expenditure grew by around 9.5% in nominal terms, or 3.9% in real terms in 2022.Expenditure on healthcare financed through non-government schemes is estimated at approximately £52 billion in 2022, an increase of roughly 9.5% in nominal terms on 2021. Of the two non-government schemes that represent consumer spending, out-of-pocket healthcare expenditure increased by 10.4%, while voluntary health insurance schemes grew by 4.3%.

Ⅲ. Intelligence in the healthcare industry leads to growth in the healthcare industry

With the popularisation of the Internet and the improvement of science and technology, the degree of intelligence in the medical industry is increasing. Intelligent medical care can enable sensor devices and home medical equipment to automatically or self-help collect all kinds of signs and symptoms data of human life, and at the same time, it can integrate the existing in-hospital, out-of-hospital and genetic medical data to realise the extensive sharing and in-depth utilisation of the data, and to provide long-term, rapid and stable health monitoring and diagnostic and therapeutic services to the sub-healthy people, the elderly and the patients with chronic illnesses at a relatively low cost.

Ⅳ. Market restructuring in the healthcare industry and rapid expansion of online healthcare market size

Due to the impact of COVID-19, health management has gradually gained importance, traditional medical health management has been affected, and the trend of online medical treatment has begun to increase. In recent years, due to the rapid development of the Internet, the size of the online medical market has been growing. Especially since COVID-19, comprehensive health health has become people's basic needs, the medical and health industry has been valued by people, the medical industry has accelerated its penetration into online, and the size of the online medical market has grown rapidly.

Ⅴ. Healthcare market structure rich in optimisation and market penetration gradually increasing

In terms of market structure, the products and services provided by the medical and healthcare market can be broadly classified into a number of production and service areas closely related to human health, such as medical services, pharmaceutical and healthcare products, nutritional and healthcare foods, healthcare devices, leisure and healthcare services, and health consultation and management. In recent years, with the development of the healthcare industry as people focus on health, the penetration rate of the healthcare market has been increasing.

Our Solution

(1) Major consumer groups of products or services

As the economy continues to develop, the relatively affluent middle class continues to grow, and their demand for high-quality medical services in hospitals has increased. In the wake of the COVID-19 sweep, people are also accelerating their healthcare awareness and concepts, pursuing better health and meeting higher demands for healthcare services.

(2) The main reason for the product or service purchased by the consumer

Ⅰ. As people grow older, they become more concerned about their health and aging. HONGXU SHANGZENG GLOBAL HOLDING LTD targets the elderly in cardiovascular and cerebrovascular disease, tumours, diabetes mellitus, Alzheimer's disease, senility and other major chronic diseases, providing a series of business opportunities and solutions.

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Ⅱ. It is common for people to have a fear of death that can affect their health and quality of life. Through the full realisation of digital management and digital diagnosis, the implementation of digital, visual and minimally invasive surgical treatment, Da Vinci Robot-assisted Surgical System, the upgrading of the AI-assisted series of laparoscopic technology, digital medication and precise and intelligent rehabilitation wearable devices, etc. have been widely applied. Fundamentally change the current clinical situation, which is dominated by subjective judgement and human experience, and carry out a comprehensive digital construction and transformation.

Ⅲ. With the aging of the population and the intensification of urbanisation, the generation gap between the elderly and the young is gradually widening and loneliness is becoming a common problem. HONGXU SHANGZENG GLOBAL HOLDING LTD leverages on-line and off-line linkages to construct an industrial ecosystem and industry chain that includes the fields of health management, elderly care services, social interaction and mental health. By providing personalised services and products, it can meet the needs of different groups of people and achieve long-term corporate development and value creation.

(3) The company's current position in the industry and its target position

HONGXU SHANGZENG GLOBAL HOLDING LTD is a high-tech medical and health management service company committed to being a leader in the development of life, health and elderly care industry, and to creating a new format of precision medicine regulation and healthy and happy centenarian project. At present, the company can build an industrial ecosystem and industry chain around the "three fears" of the middle class, including health management, elderly care services, social interaction and mental health, etc. The company can meet the needs of different people by providing personalised services and products, and achieve long-term development and value creation. Through the provision of personalised services and products, we can meet the needs of different groups of people and achieve long-term development and value creation.

At present, the company is striving to become the industry's first in the field of medical and healthcare by using scientific and professional medical theory solutions and intelligent data analysis systems, and is constantly innovating and introducing high-tech digital analysis technologies to enhance its core competitiveness. The company takes "the principle of entropy increase" as the fundamental, does the top-level design of industry plus capital, and is the industry leader of precision medicine and chronic disease management, the leader of precision control of subhealth management, the advocate of centenarian project and the practitioner of technology-driven in the senior care industry.

(4) Sales channels

Ⅰ. New Media Network Platform Promotion: Build your brand on social media platforms such as Twitter, Instagram, TikTok, etc., promote your services and products, connect with potential customers, and increase exposure and visibility.

Ⅱ. Franchise chain of regional agents: by taking the city, district and county areas of the agency, in the region according to the specific market conditions to open a number of outlets, the formation of HONGXU SHANGZENG GLOBAL HOLDING LTD full life cycle of digital precision management and the composition of HONGXU SHANGZENG GLOBAL HOLDING LTD franchise chain platform.

Ⅲ. Membership system digital import joint promotion platform: through the analysis of big data, advertisements are placed to potential customers at appropriate times and scenarios, e.g. to provide medical and health management services to people with higher medical and health management needs and those who are in contact with medical and health management for the first time.

Ⅳ. National Comprehensive Health Industry Alliance Supply Chain Platform: Through the construction of a smart supply chain platform for the comprehensive health industry, it empowers enterprises to optimise industrial efficiency, improve information accuracy, achieve integration of relevant resources, reduce operating costs and operational risks, and help enterprises expand new opportunities in the digital comprehensive health market.

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Ⅴ. Partner marketing: co-operate with relevant business franchisees to allow them to recommend their services and products to customers, increasing awareness and exposure.

Ⅵ. Recommendation and word-of-mouth marketing: through the provision of quality services and products, so that customers who buy services and products are satisfied and leave positive feedback, so that more potential customers in the wait-and-see stage to understand and services, to increase visibility and exposure.

Our Products And Services

HONGXU SHANGZENG GLOBAL HOLDING LTD is committed to the development of the medical and healthcare management industry under the impetus of the general environment, and owns a number of advanced technologies and patents, and has developed a variety of series of products, which are broadly listed as follows:

(1) Detection and analysis of medical equipment series products: Hongxu Entropy Enhancement Company launched digestive gastrointestinal endoscopy AI equipment, genetic testing equipment, immunohistochemical staining detection system, automatic nucleic acid extractor, fully automatic multiple pathogen detection analyzer, fluorescence ration PCR instrument, Kh-s106 dyeing and sealing integrated machine and other medical equipment, medical equipment play a different role, for professionals in medical research to provide a great help. Each medical device plays a different role and provides great assistance to the medical research of professionals. For example:

Ⅰ. Genetic testing equipment. Through genetic testing, people can understand their own genome composition, genetic variation and other genetic information, so as to better understand their own physical condition and health risks; can predict the risk of suffering from certain diseases, to help people take appropriate preventive measures to reduce the risk of disease; guide personalised health management: genetic testing can provide personalised health management advice to individuals, such as diet, exercise, drug selection, etc., to help people better maintain their health. Genetic testing can provide individuals with personalised health management advice, such as diet, exercise, drug selection, etc., to help people better maintain their health.

Ⅱ. Automatic nucleic acid extractor. Automatic nucleic acid extractor is a medical research instrument used in the field of preventive medicine and public health to fully automate the purification of genomic DNA from samples such as blood, animal and plant tissues, dried blood slices, mouse tails, etc.; and to fully automate the purification of total viral nucleic acid from samples such as serum, plasma, swabs and nasopharyngeal secretions.

Ⅲ. Fully automatic multiple pathogen detection analyzer. The air is filled with various pathogens that are not visible to the naked eye, and if the skin and mucous membranes are damaged or the health condition is declining, the chances of people falling ill increase.Fully automatic multiple pathogen detection analyzer can assist the relevant healthcare personnel to carry out inspections, analyse the data of the patient's body, and determine the cause of the disease.

Ⅳ. Fluorescence ration PCR instrument. Fluorescence quantitative PCR is an efficient, sensitive and rapid PCR technology which can quantitatively detect the amount of DNA or RNA. Fluorescence quantitative PCR technology has the advantages of high sensitivity, high specificity, high accuracy and high reproducibility, and it can be applied to gene expression analysis, pathogen detection, gene mutation detection, genotype analysis and other fields. Fluorescence quantitative PCR technology has become one of the indispensable technical means in molecular biology and biomedical research.

Ⅴ. Kh-s106 dyeing and sealing integrated machine. Dyeing machine and sealing machine form an integrated dyeing and sealing workstation, and there is no need for a separate transfer device, after dyeing, it is directly transported to the sealing machine through the robot to seal the film, reducing the possibility of material contamination loss, freeing up the hands of the inspectors, and improving the efficiency of the inspection.

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(2) Medical test reagent series products: HONGXU SHANGZENG GLOBAL HOLDING LTD launches medical test reagents such as nucleic acid extraction reagent, fluorescence quantitative PCR test reagent, etc. Used in conjunction with the relevant medical testing equipment, each medical test reagent plays a different role.

(3) Medical device series products in clinical application: HONGXU SHANGZENG GLOBAL HOLDING LTD launched gastrointestinal endoscopy AI equipment, targeting the problem of endoscopy's existence of blind zones that lead to the leakage of lesion diagnosis, invented the method of real-time monitoring of endoscopy's blind zones, solving the shortcomings of the traditional method that is difficult to be performed in a homogeneous manner, and breaking through the industry's bottleneck problem. Aiming at the problem of early gastrointestinal cancer with slight mucosal changes, which leads to serious miss-diagnosis and misdiagnosis, we have invented a real-time accurate diagnostic method for early gastrointestinal cancer, which has reached the international leading level. In healthcare, endoscopy has always been an important part of medical screening, and the effective use of endoscopic AI tools can improve clinical decision-making, reduce medical variables and enhance treatment outcomes. The application of artificial intelligence in the field of digestive endoscopy has also become a popular direction in the past two years. A good digestive endoscopy artificial intelligence, can make excellent, experienced doctors be better, become the doctor's right-hand "assistant", but also can shorten the learning cycle of new doctors, to help alleviate the problem of strained medical resources in some areas.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will continue to develop and improve its medical products and systems, taking into account the different needs of consumer groups, so that everyone can have his or her own private medical and healthcare plan through intelligent system analysis, and formulate a more suitable healthcare plan for himself or herself.

Our business model

HONGXU SHANGZENG GLOBAL HOLDING LTD has boldly explored reforms and innovations in traditional medical processes and life and health management, forming an eco-innovative business model of digital intelligent medical and health management, which is mainly promoted through the following two management lines:

(1) Intelligent Hospital Chain Line: The implementation of precision medicine in the whole hospital line is the fundamental guarantee for the future sustainable development of private hospitals in the digital era, as well as a necessary condition for changing lanes and surpassing public hospitals. We have fully implemented digital management and digital diagnosis, digital, visual and minimally invasive surgical treatment, Da Vinci Robot-assisted Surgical System, AI-assisted series of upgraded laparoscopic technology, digital drug therapy and precision intelligent rehabilitation wearable devices. It will fundamentally change the current situation where the clinic is dominated by subjective judgement and human experience, and promote the process of big data covering the medical livelihood.

(2) Life and health full-cycle management line: mainly facing the high-end population of chronic disease management, the high-end population of subhealth control and the high-end population with demand for centenarian project. Based on our proprietary six technology paths, we will carry out a comprehensive digital construction and transformation of the traditional products and services of sub-health management and chronic disease control.

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This project belongs to the life and health sector, precision medicine and quantum medicine, covering the upstream and downstream industrial chain of genetic engineering, cell engineering and bioengineering. There are three major segments: firstly, hospital large speciality small comprehensive chain; secondly, life and health full-cycle digital intelligent management chain; thirdly, elderly care industry merger and acquisition chain.

Based on the top-level design, the life database formed by the seven major histologies, i.e. genes, transcription, proteins, metabolism, cells, microorganisms and metallomics, is the core of the industrial ecosystem, and the science and technology enterprises related to it are the strategic partners. Science and technology-based enterprises engaged in genetic engineering, cell engineering, biochemical engineering, bioengineering, artificial intelligence wear and other related technologies form upstream and downstream industrial chain relationships with our industrial ecology. The rapid development of our own industrial ecosystem directly stimulates and promotes the development of the upstream and downstream industrial chain.

Ⅰ. Hospital to cardiovascular, brain and oncology rehabilitation centre as a professional discipline, take the route of precision medicine, customers to the speciality features of the general patients and high-end demand for self-funded groups. Mergers and acquisitions of private for-profit hospitals are mainly substantive mergers and acquisitions of holdings and consolidated statements of the two modes, consolidated statements of the mode of three years for a period of time, can not be transformed and upgraded will be abandoned.

Ⅱ. Life and health full-cycle digital intelligence management centre, with direct investment, cooperation and brand franchise mode. Characterised by precise regulation and unique six technical routes, it takes the high-end membership route of precise regulation.

Ⅲ. Pension takes the route of brand, management model, technology output, and asset-light operation.Elderly solution to accurately regulate chronic diseases without leaving the hospital, autonomous and controllable, stem cell anti-aging.

Ⅳ. The construction of the three industrial ecosystems focuses on addressing the rigid needs of the middle class for fear of old age, fear of death and fear of loneliness.

Our Competitive Strengths

HONGXU SHANGZENG GLOBAL HOLDING LTD, through its unique and powerful online and offline linkage capabilities, can build an industrial ecosystem and industry chain around the "three fears" of the middle class, including health management, elderly care services, social interaction and mental health. By providing personalised services and products, we can meet the needs of different groups of people and achieve long-term development and value creation.

HONGXU SHANGZENG GLOBAL HOLDING LTD has become a competitive company in the field of medical and healthcare management by utilising scientific digital intelligent medical devices, profound professional medical theories and practices and data analysis systems. It breaks the current clinical situation dominated by subjective judgement and human experience, and based on the proprietary six technological pathways, it will carry out a comprehensive digital construction and transformation of the traditional products and services for subhealth management and chronic disease regulation. The platform will use big data to analyse the physical data of the objects and provide them with more suitable personalised services and products based on the data provided by the intelligent system, which can meet the needs of different groups of people. It is hoped that throughthe construction of industrial models with independent intellectual property rights, industrial development nuclei and industrial chains, the cutting-edge technologies of modern medicine, such as molecular medicine, quantum medicine, artificial intelligence, and innovative applications of traditional Chinese medicine, are widely applied to the healthcare and rehabilitation Industry. To be a leader in the development of the life and health and elderly care industry. To creat the vision of a new format of precision medicine regulation and healthy and happy centenarian project. To build an ecosphere of values that values life and harmonious coexistence, respects science and independent innovation, and pays tribute to fellow travellers. It also serves the customers of HONGXU SHANGZENG GLOBAL HOLDING LTD through the layout of offline shops.

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With the trend of an aging population, there is an increasing demand for the senior care industry. Combined with the development plan of HONGXU SHANGZENG GLOBAL HOLDING LTD, its competitive advantages can be briefly summarised as follows:

(1) User data. HONGXU SHANGZENG GLOBAL HOLDING LTD accurately matches individual needs with its powerful digital system through its unique and powerful online-offline linkage capability. The combination of online and offline can attract more user traffic and help HONGXU SHANGZENG GLOBAL HOLDING LTD to expand its market share effectively.

(2) Professional services. HONGXU SHANGZENG GLOBAL HOLDING LTD is able to build and transform the traditional products and services of sub-health management and chronic disease control into a comprehensive digitalisation process based on its proprietary six technology pathways. Using big data to analyse the physical data of the target group, and based on the data provided by the intelligent system, we can provide them with more suitable personalised services and products that can meet the needs of different groups of people.

(3) Brand awareness. HONGXU SHANGZENG GLOBAL HOLDING LTD will create and form a high-profile brand benefit through the investment and distribution of various advertisements, as well as the Company's own high-quality service level, diversified service content, and innovative business scope that keeps pace with the times, etc., to help the Company stand out from the fierce competition in the market.

(4) Diversified service content. HONGXU SHANGZENG GLOBAL HOLDING LTD will provide diversified service content, including online and offline services, according to the different needs of social groups, to help users better satisfy their needs, increase user satisfaction and loyalty, and thus lock in user traffic.

(5) Social media channels: HONGXU SHANGZENG GLOBAL HOLDING LTD will promote itself through various social media channels. This will help the company to promote its services and attract more users, and at the same time, through the online social media platforms, it will help HONGXU SHANGZENG GLOBAL HOLDING LTD to better promote the communication and interaction between the company and the users, and better understand the users' needs for their health requirements and physical fitness under the economic conditions and cultural background of the contemporary society.

Our Challenges

(1) The market is highly competitive. When it comes to healthcare companies, McKesson Corporation is a U.S.-based, publicly traded healthcare industry chain company founded in 1833 and renamed McKesson Corporation in 1984, headquartered in Irving, Texas. Founded by John McKesson and Charles Olcott, McKesson Corporation is a leading global provider of supply, information and healthcare management products and services. The products and services offered are designed to reduce costs and improve quality for the entire healthcare industry.McKesson's solutions help healthcare professionals deliver services efficiently and increase capacity. The company provides supply chain management services for both pharmaceuticals and medical/surgical as well as integrated delivery networks, large numbers of hospitals and clinics, and more.

The largest portion of McKesson Corporation's business is based on its wholesale pharmaceutical business, which wholesales pharmaceuticals, health and cosmetic products, medical supplies, and equipment to all 50 states through its 30 distribution centres located throughout the United States. The company's operations are divided into three main segments: Pharmaceutical Solutions, Medical-Surgical Solutions, and Provider Technologies.

There is intense competition in the healthcare market, with major companies venturing into the space to offer a variety of innovative solutions. For a fledgling high-tech healthcare management services company, it is difficult to stand out in the market compared to competitors who have already established their brands and customer bases.

(2) Technological challenges. High-tech medical and healthcare management service companies need to be equipped with advanced technological capabilities in order to meet users' needs for real-time data, virtual reality and augmented reality, and other technologies. However, the development and application of these technologies require significant investment in capital and human resources, and it is often difficult for startups, in particular, to bear these risks and costs.

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(3) Lack of a stable profit model. In the field of medical and healthcare management operations, the profit model is not clear, and companies often rely on health checkups, health assessments, or cooperation with nursing homes to generate revenue. However, due to the fierce competition in the market, advertisers have limited platforms willing to invest money, and cooperation with brands requires the establishment of a reliable user base and brand image, which is a challenge for startups.

(4) User cultivation and retention is difficult. High-tech medical and healthcare management service companies need to attract users, cultivate user stickiness and keep them active. However, this requires constant delivery of valuable content and experiences, as well as interaction and engagement with users. For start-up companies, they often lack sufficient resources and capabilities to meet user needs, which can lead to user churn.

(5) Laws and policy restrictions. The operation of medical and healthcare management services involves the collection, storage and use of user data, and a number of countries and regions have enacted strict regulations and policies regarding personal privacy and data security. High-tech medical and healthcare management service companies need to spend a great deal of effort and resources to ensure compliance with relevant protection of user privacy and data security.

Overall, high-tech medical and healthcare management service companies are facing new challenges to their operations in terms of fierce market competition, technical difficulties, unstable profit models, difficulties in user cultivation and retention, and regulatory and policy restrictions. Solving these problems requires companies to have innovative capabilities, financial strength and effective marketing strategies, as well as to co-operate with relevant government departments and industry organisations to jointly promote the development of the healthcare industry.

Our market opportunity

Against the current backdrop of Internet development, technological advancement and favourable policies, the medical and healthcare industry is showing a trend of continuous development. Especially since the outbreak of COVID-19, people's attention to physical health has been increasing, which has accelerated the pace of online penetration of the medical and healthcare industry and the rapid development of health management business.

However, it is currently difficult to create a dominant player in the open social space. Due to the diversified market demand and people's preference for the content setting of health management programmes, there is a situation where multiple competitors are competing together. Although the market is highly competitive, it also provides an opportunity for HONGXU SHANGZENG GLOBAL HOLDING LTD to seize the market lead.

HONGXU SHANGZENG GLOBAL HOLDING LTD, as a competitive enterprise, should take the initiative to adapt to the changes in market demand, actively seek development opportunities and seize the lead in the current international situation. Firstly, the Company should pay close attention to consumers' needs and preferences for medical and healthcare management services, and launch more personalised and differentiated products and services for different groups of people. Secondly, the company should strengthen the cooperation with related enterprises to achieve rapid development through resource sharing and mutually beneficial cooperation mode. At the same time, the Company also needs to increase its investment in technological innovation and make use of advanced technological means such as artificial intelligence and big data analysis to improve the efficiency of product development and operation and provide consumers with a better experience.

In addition, when facing the international market, HONGXU SHANGZENG GLOBAL HOLDING LTD should also actively expand the overseas market to find more partners and customers. By formulating a scientific internationalisation strategy and combining local market demands and cultural characteristics, the company will be able to promote its rapid development in overseas markets.

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In conclusion, the current international situation provides HONGXU SHANGZENG GLOBAL HOLDING LTD with a broad space for development to seize market opportunities. The company can achieve its rapid development and market leadership by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation and expanding overseas markets.

What we do

HONGXU SHANGZENG GLOBAL HOLDING LTD is a healthcare company. Based on the enterprise's proprietary technology and management path, it builds a large ecology of of early warning management system for cardiovascular and cerebrovascular diseases, oncology rehabilitation management, novel regulation management of diabetes mellitus, core management of chronic disease tissue hypoxia, personalised regulation management of the intestinal flora, and the diagnostic and training system of Alzheimer's disease in the industry chain. Truly precise regulation, prevention of major diseases, delaying senescence, and healthy longevity. At the same time, with the help of life's big database, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence, we create our own centenarian project brand and service.

Our Corporate Structure

Our company implements a general manager responsibility system under the leadership of the board of directors, and consists of a strategic planning department, a human resources department, a marketing and operations department, a brand management department, a financial and risk management department, a digital information department, a hospital business management department, a life and health full-cycle management department, and a elderly care industry department. The company is headed by [Mr. Qiancheng Qiu] as Chairman of the Board, [Mr. Guanming Qiu] as Chief Executive Officer and [Ms. Xuefei Wang] as Chief Financial Officer. The management team has several core personnel to ensure that the company operates in a legally compliant manner and also to ensure that the company's business develops.

Company Structure Flowchart

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Our Strategy

(1) 2023 Corporate Planning Preparation Period:

HONGXU SHANGZENG GLOBAL HOLDING LTD's full life cycle digital accurate management of the composition and HONGXU SHANGZENG GLOBAL HOLDING LTD's franchise chain platform construction is completed. Creating a centenarian project and launching a specialised retirement industry.

(2) 2024 Promoting Expansion, Financing and Acquisitions:

Ⅰ. Promote healthcare membership system into HONGXU SHANGZENG GLOBAL HOLDING LTD digital eco-platform for healthcare industry by utilising the membership system of government departments and healthcare associations, senior citizens' associations and other sectors.

Ⅱ. Construction of HONGXU SHANGZENG GLOBAL HOLDING LTD medical format headquarter base and model industrial park, forming a medical and health management display and experience area with multi-format integration.

Ⅲ. Acting as an agent for medical and health brand products to serve the domestic market online and offline to expand sales, build HONGXU SHANGZENG GLOBAL HOLDING LTD digital medical and health management chain, and open up the integration of online and offline membership systems.

Ⅳ. Initiate NASDAQ listing process.

(3) In 2025, patent filing, industrial expansion and ringing the listing bell:

Ⅰ. Completion of the theoretical system for the protection of intellectual property rights of patents of independent brands, intelligent medical equipment, etc.

Ⅱ. Expansion of domestic market sales of self-branded products. Improvement of HONGXU SHANGZENG GLOBAL HOLDING LTD Thousands of Cities and Ten Thousand Stores on-line and off-line chain organisations.

Ⅲ. Financing, merging and acquiring upstream and downstream enterprises and high-quality products in the medical and health industry chain to form a profit core value system. Helping other enterprises to create customised HONGXU SHANGZENG GLOBAL HOLDING LTD self-developed brand products.

Ⅳ. Ring the listing bell on NASDAQ.

(4) It is expected to complete the brand layout and improve the international market in 2026:

Ⅰ. HONGXU SHANGZENG GLOBAL HOLDING LTD's private label medical intelligence products enter the international healthcare market.

Ⅱ. Financing, mergers and acquisitions to help more other corporate brands enter the international trade market.

Ⅲ. Form a digital smart medical product agency retail platform of international scale.

Ⅳ. Formation of a 10 million level universal healthcare membership data system.

Risk Factors Summary

HONGXU SHANGZENG GLOBAL HOLDING LTD is a high-tech medical and health management service company committed to being a leader in the development of life, health and elderly care industry, and to creating a new format of precision medicine regulation and healthy and happy centenarian project, the factors affecting its operation can be broadly divided into social and objective factors and intra-company factors.

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(1) Social and objective factors

Ⅰ. Physical fitness and population structure. With the general state of physical fitness and a stable demographic structure, the market outlook for high-tech medical and health management service companies will be relatively stable. The market prospects of high-tech medical and healthcare management service companies will be affected if there are changes in physical fitness conditions and demographics, such as a general rise in people's physical fitness or an ageing population.

Ⅱ. The level of economic development. The level of economic development also has an impact on the market outlook for high-tech medical and health management services companies. When the level of economic development is high, people will meet the basic needs of survival and at the same time pay more attention to the quality of life, and people's demand for a healthy life will increase, which will promote the development of high-tech medical and health management service companies.

Ⅲ. Sociocultural context. The socio-cultural context also affects the market prospects of high-tech medical and health management service companies. In a society where the pursuit of thinness and aesthetics and the concept of avoiding medical treatment are predominantly held, the development of high-tech medical and health management service companies may be limited; whereas in a society where the pursuit of well-proportioned health is more important, and people hold the concepts of regular medical check-ups and treating illnesses as they arise, the market prospects of high-tech medical and health management service companies are likely to be better.

Ⅳ. The socio-legal system. The socio-legal system has an impact on the operation of high-tech medical and health management service companies, and if the socio-legal system is not sound, high-tech medical and health management service companies will face greater risks. If the socio-legal system is not sound, high-tech medical and health management service companies will face greater risks. Injuries arising from medical treatment cannot be protected by the legal system, and people will lose basic confidence in medical treatment, leading to a decrease in demand for medical treatment.

Ⅴ. The internet technology. The development of Internet technology has an impact on the operations of high-tech medical and health management services companies. The development of digital and intelligent high-tech medical and healthcare management service companies depends on the development of contemporary Internet technology, and those who fail to adapt to the needs of Internet technology will be at risk of becoming obsolete.

Ⅵ. Economic globalisation. Economic globalisation has made the market competition for high-tech medical and health management service companies more intense, and the geographical scope of the origin of parts for medical devices is no longer confined to a single region, but rather to countries around the world. Therefore, companies need to improve their competitiveness by improving the quality of their services.

(2) Intra-company factors

Ⅰ. Cultural values. The cultural values of a high-tech medical and health management services company will determine the company's ethical bottom line and code of conduct, which will have a direct impact on employees and customers within the company.

Ⅱ. Recruitment and Training. Companies need to recruit good people to ensure the long-term development of the organisation. In addition, training of employees is also an important task for the organisation to ensure that they are equipped to meet the needs of the company's development.

Ⅲ. Organisational structure and management model. The organisational structure and management model of an enterprise affects the working atmosphere and incentives of internal employees, which in turn affects the performance of the enterprise and customer satisfaction.

Ⅳ. Financial status. High-tech medical and health management service companies need a stable financial position to support their operations and development, which requires them to plan their budgets wisely, control their costs and seek financial support.

Ⅴ. Product or service innovation. High-tech medical and health management service companies need to constantly innovate to ensure the competitiveness of their products, which requires innovative people in the organisation to constantly explore and experiment with new products or services.

Ⅵ. Customer satisfaction. Customer satisfaction is one of the key indicators of business development, which determines customer loyalty and recommendation and has a positive impact on the business.

Ⅶ. Branding and publicity. Enterprises need to increase their visibility and reputation through branding and publicity, which helps to attract more talented people and customers and increase their market share.

Ⅷ. Partnership. Enterprises need to establish good co-operation with other related enterprises to achieve the purpose of resource sharing and mutual benefit, and to further expand their business scope.

Overall, HONGXU SHANGZENG GLOBAL HOLDING LTD's market prospects as a high-tech medical and healthcare management services company depend on many factors, but with the development of the society and the increasing demand of people, as well as the good construction of its own brand, the high-tech medical and healthcare management services company has a potential for development.

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Trademarks

The trademark of HONGXU SHANGZENG GLOBAL HOLDING LTD is shown in Figure Ⅰ. The trademark of HONGXU SHANGZENG GLOBAL HOLDING LTD consists of the Chinese name and the lower part of the entropy symbol "S", highlighting the name of the company. The purpose of this design is to create a link between the company name and the trademark, and it can be seen at a glance by the customer, creating an impression that will be firmly remembered in the customer's mind. The "+" at the top of the main body of the trade mark name, using the symbol of a cross, can intuitively show our company's main industries to customers, so that customers can clearly understand that our company's main business is related to the medical industry. In addition to this, the main colour palette of our trademark consists of red and white. Red is the colour of flame and blood, and when used in the medical aspect of trademark design, it also represents the heart, symbolising kindness and love.

图Ⅰ

In addition to trademarks, we are involved in a number of intellectual property issues in the course of our business, of which the types of intellectual property rights that HONGXU SHANGZENG GLOBAL HOLDING LTD is most likely to be involved in are set out below:

(1) Patents for inventions: Companies with unique technological innovations in the development of smart medical devices and healthcare management solutions can apply for patents for inventions to protect their exclusivity in the field. Invention patents are for true technological innovations and require "novelty", "inventiveness" and "utility".

(2) Utility Model Patents: In addition to invention patents, companies can also apply for utility model patents to protect new structures, shapes or combinations of products. Compared with invention patents, utility model patents have lower requirements and focus on product design and functional innovation. For example, a company can file a utility model patent application for the design and structure of an intelligent medical device to gain an advantage in market competition.

(3) Trademarks: Trademarks are signs used to distinguish the source of a product or service and can be words, patterns, graphics, colours, etc. A company may use a distinctive trademark for the smart medical devices and medical health management solutions it produces so that consumers can identify and recognise the company's products. Registration of a trade mark provides legal protection against unauthorised use of the same or similar trade mark by others.

(4) Copyright: Healthcare management programmes may involve the creation of software programs, algorithms, interface designs, and so on. These creations can be protected through copyright law. The company can register the source code and related documentation for copyright after the software development is completed to ensure exclusive rights and interests in these creations.

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(5) Industrial design patents: The design of an intelligent medical device can also be protected through industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents focus on the appearance and shape of the product and ensure that the company has a competitive advantage in the market through patent protection.

In addition to the types of intellectual property mentioned above, there are other intellectual property rights that can be applied to smart medical devices and healthcare management solutions, such as patents for layout designs of integrated circuits, copyrights for training materials, etc. Specific protection strategies need to be formulated based on the company's business model, technological innovations, and market needs. Prior to filing a patent or trademark application, we conduct thorough patent and trademark searches to ensure that the filed IPR does not infringe on the rights of others. In addition, timely filing and maintenance of intellectual property rights is very important to prevent others from infringing on the company's technology and brand, and to protect the company's interests and competitive advantage.

Implications of Being an Emerging Growth Company

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Corporate Information

Our registered office in the England is located at 32 BLACKFRIARS ROAD, LONDON, UNITED KINGDOM.

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THE Offering

Issuer	HONGXU SHANGZENG GLOBAL HOLDING LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$8.20 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Ⅰ. Product Development

Ⅱ. Build upstream and downstream ecological chain

Ⅲ. Intellectual Property Protection and Patent Maintenance

Ⅳ. Online and offline media promotion

Ⅴ. Talent Team Building

Ⅵ. Market Expansion

Ⅶ. Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “HXSZ” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

WHOLESALE-MEDICAL, DENTAL & HOSPITAL EQUIPMENT & SUPPLIES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Mr. Qiancheng Qiu, our Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts. Additionally, Mr. Guanming Qiu, performs key functions in the operation of our business. We may not be able to retain Ms. Xuefei Wang and Ms. Shenglan Zeng for any given period of time. Although we have no reason to believe that Mr. Shaohua Wan will discontinue his services with us, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

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We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the England and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the England are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the England and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not succeed in completing the development and commercialization of our products and services and generating significant revenues.

Since commencing our operations, we have focused on the research and development and limited clinical trials of our products and services. Some of our products are not approved for commercialization and have never generated any revenues. Our ability to generate revenues and achieve profitability depends on our ability to successfully complete the development of these products and services, obtain regulatory approvals and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from some of our products and services for the foreseeable future. In addition, we have limited experience in commercializing our products and services and we may face several challenges with respect to our commercialization efforts, including, among others, that:

●	we may not have adequate financial or other resources to complete the development of our products or services associated with a given product;

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●	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;
●	we may not be able to establish adequate sales, marketing and distribution channels;
●	healthcare professionals and patients may not accept our products or fully utilize our products’ services;
●	we may not be aware of possible complications from the continued use of our products or services since we have limited clinical experience with respect to the actual use of our products and services;
●	technological breakthroughs in the mobile and e-health solutions and services may reduce the demand for our products;
●	changes in the market for mobile and e-health solutions and services, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;
●	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our products;
●	uncertainty as to market demand may result in inefficient pricing of our products and services;
●	we may face third-party claims of intellectual property infringement; and
●	we may fail to obtain or maintain regulatory approvals for our products or services in our target markets or may face adverse regulatory or legal actions relating to our products or services even if regulatory approval is obtained.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our products and services could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our success depends upon market acceptance of our products and services, our ability to develop and commercialize new products and services and generate revenues and our ability to identify new markets for our technology.

We have developed, and are engaged in the development of, mobile and e-health solutions and services using our suite of devices and software solutions. Our success will depend on the acceptance of our products and services in the healthcare market. We are faced with the risk that the marketplace will not be receptive to our products and services over competing products and that we will be unable to compete effectively. Factors that could affect our ability to successfully commercialize our current and any potential future products and services include:

●	the challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges; and
●	the dependence upon physicians’ acceptance of our products and their willingness to prescribe our product to their patients for the sale of our products and provision of our services.

We cannot assure that our current products or any future products, and services, will gain broad market acceptance. If the market for our current products in development fails to develop or develops more slowly than expected, or if any of the services and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

Medical device development is costly and involves continual technological change which may render our current or future products obsolete.

The market for monitoring services and products is characterized by rapid technological change, medical advances, changing consumer requirements, short device lifecycles and evolving industry standards. Any one of these factors could reduce the demand for our services and devices or require substantial resources and expenditures for research, design and development to avoid technological or market obsolescence.

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Our success will depend on our ability to enhance our current technology, services and systems and develop or acquire and market new technologies to keep pace with technological developments and evolving industry standards, while responding to changes in customer needs. A failure to adequately develop or acquire device enhancements or new devices that will address changing technologies and customer requirements adequately, or to introduce such devices on a timely basis, may have a material adverse effect on our business, financial condition and results of operations.

We might have insufficient financial resources to improve existing devices, advance technologies and develop new devices at competitive prices. Technological advances by one or more competitors or future entrants into the field may result in our present services or devices becoming non-competitive or obsolete, which may decrease revenues and profits and adversely affect our business and results of operations.

We may experience significant liability claims or complaints from customers, doctors and patients, litigation and regulatory investigations and proceedings, such as claiming in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations.

We face an inherent risk of liability claims or complaints from our customers, doctors and patients. We take those complaints and claims seriously and endeavor to reduce such complaints by implementing various remedial measures. Nevertheless, we cannot assure you that we can successfully prevent or address all complaints.

Any complaints or claims against us, even if meritless and unsuccessful, may divert management attention and other resources from our business and adversely affect our business and operations. Customers may lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to medical device quality and safety, public health concerns, illness, injuries, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

We face potential liability, expenses for legal claims and harm due to our business nature. For example, customers could assert legal claims against us in connection with personal injuries or illness related to the use of medical devices we sell. The PRC government, media outlets and public advocacy groups have been increasingly focused on customer protection in recent years. Selling of defective products may expose us to liabilities associated with customer protection laws. We may be responsible for compensation on customer’s loss even if personal injuries or illness are not caused by us. Thus, we may also be held liable if our suppliers or other business partners fail to comply with applicable product quality and safety related rules and regulations. Though we can ask the responsible parties for indemnity after that, our reputation could still be adversely affected.

We may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims, which could harm our business, financial condition and results of operations. In addition, our directors, management and employees may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and expense in relation to medical device quality and safety, commercial, labor, employment, securities or other matters, which could adversely affect our reputation and results of operations.

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We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

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As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the medical market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the medical market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The medical market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the medical industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

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Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

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A severe or prolonged downturn in the global or British economy could materially and adversely affect our business and our financial condition.

Although the British economy expanded well in the last two decades, the rapid growth of the British economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of England and financial authorities of some of the world’s leading economies, including the United States and England. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among England and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in England are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in England. Any severe or prolonged slowdown in the global or British economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

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Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our sales subject to our return policy. If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;

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●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

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If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by England requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow England law for certain governance matters. Certain corporate governance practices in the England may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, England law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under England law.

We are an exempted company incorporated under the laws of the England. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the England and the common law of the England. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under England law are to a large extent governed by the common law of the England. The common law of the England is derived in part from comparatively limited judicial precedent in the England as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the England. The rights of our shareholders and the fiduciary duties of our directors under England law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the England has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the England. In addition, England companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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We are an exempted company incorporated under the laws of the England. Shareholders of England exempted companies have no general rights under England law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the England, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a England company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the England may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

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The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the England;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

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●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, medical and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $           million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $8.20 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $           increase (decrease) in the assumed initial public offering price of $8.20 per share would increase (decrease) the net proceeds to us from this offering by approximately $           million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $8.20 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		30%
Build upstream and downstream ecological chain		15%
Intellectual Property Protection and Patent Maintenance		10%
Online and offline media promotion		10%
Talent Team Building		10%
Market Expansion		10%
Business Negotiation		5%
Other operating liquidity		10%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2022 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $8.20 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2022 was $           or approximately $            per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be $            or approximately $            per Ordinary Share. This would result in dilution to investors in this offering of approximately $            per Ordinary Share or approximately            % from the assumed offering price of $            per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $            per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2022
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2022, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $8.20 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

HONGXU SHANGZENG GLOBAL HOLDING LTD, a British company established on 9th August 2023, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through HONGXU SHANGZENG GLOBAL HOLDING LTD. The original equity owners were Mr. Qiancheng Qiu, Ms. Xuefei Wang and Mr. Guanming Qiu. We will complete the transaction before completing this issuance, excluding this issuance.

Transaction

Prior to the transaction, we expect that there will initially be three holders of common stock of HONGXU SHANGZENG GLOBAL HOLDING LTD. We will complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of HONGXU SHANGZENG GLOBAL HOLDING LTD, which will come into force before the completion of this offering. Invest all existing ownership interests of HONGXU SHANGZENG GLOBAL HOLDING LTD. into a certain number of LTD interests.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

HONGXU SHANGZENG GLOBAL HOLDING LTD is a brand company focusing on providing high-quality high-tech medical health management services for various groups of people with the needs of centenarian project, precision medicine, pension industry and other needs corresponding to the "three fears" of being afraid of old age, death and loneliness. It has a complete service process and perfect medical equipment, accurately matching individual needs with a powerful digital system to form personalized medical solutions. The company focuses on service innovation in the medical health management service market, providing precision, professional and full-cycle care and management. It follows the highest law of the universe -- the principle of entropy increase, does the top design of the whole life and health industry chain, regulates and manages the universe's living beings (people, animals, plants, microorganisms) from the three dimensions of matter, energy and information, so as to achieve entropy increase to entropy decrease. It has built an industrial model with independent intellectual property rights, and developed the industrial core and industry chain. In particular, the frontier technologies of molecular medicine, quantum medicine, artificial intelligence and innovative application of traditional Chinese medicine in modern medicine are widely used in healthcare and rehabilitation industry.

Our History and Development

HONGXU SHANGZENG GLOBAL HOLDING LTD was incorporated on 9 August 2023 and has its registered office at 32 BLACKFRIARS ROAD, LONDON, UNITED KINGDOM. Since its establishment, the company has been committed to promoting the innovation of medical and health services. We take the law of entropy increase as the fundamental, do the top-level design of industry and capital, do the industry leader of precision medicine and chronic disease management, the leader of sub-health management precision regulation, the advocate of centenarian project and the practitioner of science and technology driven pension industry. By building an industrial model with independent intellectual property rights, developing the industrial core and industrial chain, the frontier technology of molecular medicine, quantum medicine, artificial intelligence and innovative application of traditional Chinese medicine in modern medicine, etc., are widely applied in the medical and health care industry.

Based on the proprietary technology and management path of the enterprise, the early warning management system of cardiovascular and cerebrovascular diseases, tumor rehabilitation management, new regulation and management of diabetes, core management of chronic disease tissue hypoxia, personalized regulation and management of intestinal flora, and the big ecology of diagnosis and training system of Alzheimer's disease are constructed on the industrial chain. It truly achieves accurate regulation, prevention of serious diseases, delay of aging, and healthy longevity. Meanwhile, by virtue of the big database of life, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence, it builds its own brand and service of centenarian project.

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At the same time, we establish three major industrial ecologies of specialized characteristic precision medical hospital chain (mainly focusing on heart, cerebrovascular and tumor), life health whole life cycle intelligent management chain and asset-light chain operation of pension industry, and build upstream and downstream industrial chains of brain science, life database, genetic engineering, cell engineering, biochemical engineering and biological engineering.In a word, our company has been committed to promoting the innovation and development of medical market services since its establishment. Based on the law of entropy increase, we do the top-level design of industry and capital, and become the industry leader of precision medicine and chronic disease management, the leader of sub-health management and precise regulation, the advocate of centenarian project, and the practitioner of technology-driven pension industry. Through digital operation and integration with medical resources, we achieve the company mission of being the leader of life health and pension industry development.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will also combine the different needs of consumer groups, constantly develop and improve medical products and systems, so that everyone can have their own private medical health plan through intelligent system analysis, and develop more suitable medical plans for themselves. It is planned to continuously expand the business scale through the mode of industry plus capital, the technical path of exporting independent intellectual property rights, the regulation and management method, and the brand chain mode, and strive to become a large-scale head enterprise platform in the same industry in 2026.

Our Products and Service

HONGXU SHANGZENG GLOBAL HOLDING LTD Under the promotion of the environment, committed to the development of medical and health management industry, and has a number of advanced technologies and patents, dedicated to the development of a variety of products, roughly listed as follows:

(1) Test and analyze the medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD AI equipment for digestive endoscopy, genetic testing equipment, Immunohistochemical Staining Detection System, Automatic nucleic acid extractor and Fully automatic multiple pathogen detection analyzer, fluorescence ration PCR instrument, Kh-s106 dyeing and sealing integrated machine and other medical devices, Each medical device plays a different role, To provide a great boost to the medical research for professionals.for instance:

I. Genetic testing equipment. Through genetic testing, people can understand their genetic information such as genome composition, genetic variation, so as to better understand their physical condition and health risks; they can predict the risk of certain diseases, and help people take corresponding preventive measures to reduce the risk; guide personalized health management: genetic testing can provide personalized health management suggestions for individuals, such as diet, exercise, drug selection, to help people better maintain health.

II. Automatic nucleic acid extractor. Automatic nucleic acid extractor Is a medical research instrument used in the field of preventive medicine and public health, automatically purifying genomic DNA from blood, animal and plant tissue, dried blood tablets, mouse tail samples, and total viral nucleic acid from serum, plasma, swabs, nasopharyngeal secretions and other samples.

III. Fully automatic multiple pathogen detection analyzer。When invisible to the naked eye, the air is filled with various pathogens, and if the skin mucosa is damaged or physical decline, the risk of disease increases. Fully automatic multiple pathogen detection analyzer Can assist the relevant medical staff to check, analyze the patient body data, and determine the cause.

IV. Fluorescence ration PCR instrument. The fluorescence ration PCR instrument is an efficient, sensitive, and rapid PCR technique that can quantitatively detect the amount of DNA or RNA. The fluorescence ration PCR instrument has the advantages of high sensitivity, high specificity, high accuracy and high repeatability, which can be applied to gene expression analysis, pathogen detection, gene mutation detection, genotype analysis and other fields. The fluorescence ration PCR instrument has become one of the indispensable technical tools in molecular biology and biomedical research.

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V. Kh-s106 dyeing and sealing integrated machine. Dyeing machine and sheet sealing machine form an integrated workstation of dyeing and sealing sheet, and do not need a separate transport device. After dyeing, they are directly transported to the sealing machine by manipulator, so as to reduce the possibility of material pollution loss, liberate the hands of testing personnel and improve the detection efficiency.

(2)Medical test reagent series of products. HONGXU SHANGZENG GLOBAL HOLDING LTD Launch medical test reagents such as nucleic acid extraction reagents and fluorescence ration PCR instrument test reagents, which are used in conjunction with relevant medical testing equipment. All medical test reagents have played different roles.

(3) Clinical application of medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD Launched gastrointestinal endoscopy AI equipment to invent the real-time monitoring method of the endoscopy, solve the traditional method is difficult to perform homogeneity and break through the industry bottleneck problem; invented the accurate diagnosis method of the digestive tract cancer, which reached the international leading level. In the medical field of medical care, endoscopy has always been an important link in the medical examination, and the effective use of endoscopic AI tools can improve clinical decision-making, reduce medical variables and improve the treatment effect. The application of artificial intelligence in the field of digestive endoscopy has also become a hot direction in the past two years. Good artificial intelligence of digestive endoscopy can become effective "assistants" of excellent and experienced doctors. It can also shorten the learning cycle of junior new doctors and help alleviate the problem of shortage of medical resources in some regions.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will continue to develop and improve medical products and systems in combination with the different needs of consumer groups, so that everyone can have their own private medical and health plans through intelligent system analysis and make medical plans more suitable for themselves.

Major Factors Affecting Our Results of Operations

HONGXU SHANGZENG GLOBAL HOLDING LTD, as a high-tech medical and health management service company, committed to leading the development of life, health and pension industry, and creating precise treatment and regulation, healthy and happy centenarian project new business form, the factors affecting its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Physical fitness status and demographic structure. In the condition of stable physical fitness and population structure, the market prospect of high-tech health management service companies will be relatively stable. If the physical fitness and demographic structure change, such as the overall rising physical fitness or the aging population, the market prospects of high-tech health management service companies will be affected.

II. Level of economic development. The level of economic development also has a certain impact on the market prospects of high-tech health management service companies. When the level of economic development is high, people will pay more attention to the quality of life after meeting the basic survival needs, and people's demand for healthy life will also increase, which will promote the development of high-tech medical and health management service companies.

III. Socio-cultural background. Social-cultural background can also affect the market prospects of high-tech healthcare management service companies. In a society with thin and thin aesthetics, the development of health management service companies may be limited, and in a society with better fitness, regular medical examination, the market prospect of health management service companies may be better.

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IV. Social and legal system. The social legal system has an impact on the operation of high-tech medical and health management service companies. If the social legal system is not sound, high-tech medical and health management service companies will face greater risks. If the social legal system is not sound, high-tech medical and health management service companies will face greater risks. If the injuries caused by medical treatment cannot be protected by the legal system, people will lose basic confidence in medical treatment, resulting to a reduction in medical demand.

V. Policy environment and regulatory requirements. Policy environment and regulatory requirements are important factors in the development of smart hospitals, precision medicine and digital life and health full-cycle management. The Company must understand and comply with the relevant policies and regulations to ensure that its business complies with the norms and has the ability to respond to the policy adjustments.

VI. User demand and market competition. Companies need to accurately grasp the needs of users, and constantly optimize their own products and services according to the market competition situation. At the same time, the company also needs to have a good marketing ability, improve the brand awareness, and strive for more market share.

VII. Internet technology. The development of Internet technology has had an impact on the operation of high-tech medical and health management and service companies. The development of digital and intelligent high-tech medical and health management service companies depends on the development of contemporary Internet technology, which cannot adapt to the needs of Internet technology and will face the risk of being eliminated.

VIII. Economic globalization. Economic globalization has made the market competition of high-tech medical and health management service companies more fierce. The geographical range of medical device parts is no longer limited to a single region, but looks to all countries in the world. Therefore, enterprises need to improve their service quality to improve their competitiveness.

(2) Internal internal factors

I. Cultural values. The cultural values of high-tech medical and health management service companies will determine the moral bottom line and code of conduct, and directly affect the employees and customers within the enterprise.

II. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task of the enterprise to ensure that employees have the ability to meet the development needs of the company.

III. Organizational structure and management mode. The organizational structure and management mode of an enterprise will affect the working atmosphere and incentive mechanism of internal employees, and then affect the performance and customer satisfaction of the enterprise.

IV. Technology research and development capabilities. The company's technology research and development capabilities are key to driving these areas. In order to gain competitive advantages in the field of smart hospitals, precision medicine and digital intelligence life and health full cycle management, the company needs to have strong research and development strength, and constantly promote the innovation and application of new technologies.

V. Data quality and privacy protection capabilities. Smart hospitals, precision medicine and full-cycle management of digital intelligence life and health are inseparable from massive medical data. Companies must ensure the quality and security of data, including privacy protection during data collection, storage, processing and transmission, to follow relevant laws and regulations and win the trust of users.

VI. Ability to cooperate with medical institutions and expand channels. Companies need to establish partnerships with medical institutions, including hospitals, clinics, laboratories, etc., to obtain enough medical data to translate it into valuable information. In addition, the company needs to expand appropriate channels, bring its products and services to market, and establish good relationships with potential users.

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VII. Capital and resource input. In the field of smart hospital, precision medicine and digital intelligent life and health full cycle management, the company needs to invest a lot of funds and resources in technology research and development, equipment procurement, talent training and other aspects. The company's financial strength and resource ability will directly affect its competitiveness in the industry.

VIII. Product or service innovation. High-tech medical and health management service companies need to constantly innovate to ensure the competitiveness of their products, which requires innovative talents in the enterprise to constantly explore and try new products or services.

IX. customers satisfaction degree. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation degree of customers to the enterprise, and has a positive impact on the enterprise.

X. Brand building and publicity. Enterprises need to improve their popularity and reputation through brand building and publicity, which helps to attract more excellent talents and customers, and improve the market share of enterprises.

In general, the market prospect of HONGXU SHANGZENG GLOBAL HOLDING LTD as a high-tech health management service company depends on many factors, but with the development of society and the increasing demand of people's needs, as well as the good construction of its own brand, the development prospect of high-tech health management service company is still very potential.

Our Research and Development

HONGXU SHANGZENG GLOBAL HOLDING LTD is founded on the principle of entropy increase and serves as a pioneer in precision medicine and chronic disease management. It also leads in sub-health management precision regulation, advocates for centenarian projects, and practices technology-driven pension industry solutions. The company establishes three major industrial ecologies: specialized characteristic precision medical hospital chains (with a focus on heart, cerebrovascular, and tumor diseases), life health full cycle intelligent management chains, and asset-light chain operations within the pension industry. Additionally, it constructs upstream and downstream industrial chains encompassing brain science, life databases, genetic engineering, cell engineering, biochemical engineering, and biological engineering. HONGXU SHANGZENG GLOBAL HOLDING LTD has developed an industrial model with independent intellectual property rights at its core that facilitates overall industrial development. Notably, cutting-edge technologies such as molecular medicine, quantum medicine, artificial intelligence applications are widely integrated into modern medicine alongside innovative uses of traditional Chinese medicine within the medical and healthcare industry.

HONGXU SHANGZENG GLOBAL HOLDING LTD currently has the following series of products:

(1) Test and analyze the medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD AI equipment for digestive endoscopy, genetic testing equipment, Immunohistochemical Staining Detection System, Automatic nucleic acid extractor and Fully automatic multiple pathogen detection analyzer, fluorescence ration PCR instrument, Kh-s106 dyeing and sealing integrated machine and other medical devices, Each medical device plays a different role, To provide a great boost to the medical research for professionals.

(2) Medical test reagent series of products. HONGXU SHANGZENG GLOBAL HOLDING LTD launch medical test reagents such as nucleic acid extraction reagents and fluorescence ration PCR instrument test reagents, which are used in conjunction with relevant medical testing equipment. All medical test reagents have played different roles.

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(3) Clinical application of medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD launched gastrointestinal endoscopy AI equipment to invent the real-time monitoring method of the endoscopy, solve the traditional method is difficult to perform homogeneity and break through the industry bottleneck problem; invented the accurate diagnosis method of the digestive tract cancer, which reached the international leading level. In the medical field of medical care, endoscopy has always been an important link in the medical examination, and the effective use of endoscopic AI tools can improve clinical decision-making, reduce medical variables and improve the treatment effect. The application of artificial intelligence in the field of digestive endoscopy has also become a hot direction in the past two years. Good artificial intelligence of digestive endoscopy can become effective "assistants" of excellent and experienced doctors. It can also shorten the learning cycle of junior new doctors and help alleviate the problem of shortage of medical resources in some regions.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will continue to develop and improve medical products and systems based on the different needs of consumer groups, so that everyone can have their own private health plan through intelligent system analysis and make medical plans more suitable for their own medical plans. We plan to continuously expand the business scale through the mode of industry and capital, the technical path of exporting independent intellectual property rights, regulation and management methods, and the mode of brand chain, and strive to become a large head enterprise platform in the same industry by 2026.

Regulatory Environment

The international regulatory environment for healthcare companies is quite complex and diverse. Different countries and regions will have their own regulators and regulations to ensure that the operations, products and services of healthcare enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(1) International standards and guidelines. International organizations and institutions, such as World Health Organization (WHO), International Organization for Standardization (ISO), European Medicines Agency (EMA), have issued a series of standards and guidelines designed to unify the quality, technical requirements and safety standards of healthcare enterprises.

(2) National regulatory agencies. All countries have set up special health regulatory agencies to formulate and implement health-related laws and regulations. These institutions supervise medical institutions, medical devices, drugs and biological products to ensure their safety and effectiveness, and coordinate domestic and foreign regulatory affairs.

(3) Cross-border cooperation and recognition. Regulators in different countries will cooperate and exchange information to strengthen the supervision of multinational healthcare companies. For example, the collaboration between Food and Drug Administration (FDA) and European Medicines Agency (EMA) aims to strengthen the supervision and recognition of medical products in the transatlantic region.

(4) Clinical trial and approval process. Health care companies need to conduct clinical trials and obtain approval when introducing new drugs, medical devices, or treatments. There are different clinical trial and approval processes internationally, including drug registration application, technical evaluation and safety monitoring, to ensure the safety and effectiveness of medical and health products.

(5) Data protection and privacy. Health companies process large amounts of personal health data and therefore need to comply with national data protection laws and privacy policies. In example, General Data Protection Regulation (GDPR) requires companies to protect the security and privacy of individuals.

Overall, the international regulatory environment for healthcare businesses is composed of standards, guidelines, regulations, and institutions at multiple levels. Enterprises need to comply with international and domestic requirements, and ensure the quality of products and services to meet the needs of the international market.

Among them, the United States, Australia, Japan and South Korea are all developed countries, which have very strict supervision of healthcare companies. Here are some key points to the regulation of healthcare companies in these countries:

(1) America. The Food and Drug Administration (FDA) is the main US regulator of healthcare companies. The FDA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, enterprises must comply with the labeling and specification requirements specified by the FDA, and must report any potential safety hazards. In addition, the FDA conducts regular inspections of healthcare companies to ensure that they meet quality standards and regulatory requirements.

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(2) Australia. The regulation of healthcare companies in Australia is dominated by the Therapeutic Goods Administration (TGA). The TGA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, enterprises must comply with the labeling and specification requirements specified in the TGA, and must report any potential safety hazards. In addition, TGA conducts regular inspections of healthcare companies to ensure they meet quality standards and regulatory requirements.

(3) Japan. Japan is mainly responsible for the regulation of healthcare enterprises by the Pharmaceuticals and Medical Devices Agency (PMDA). The PMDA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, companies must comply with the PMDA labeling and specification requirements, and must report any potential safety hazards. In addition, PMDA conducts regular inspections of healthcare businesses to ensure they meet quality standards and regulatory requirements.

(4) Korea. Regulation of healthcare companies in Korea is dominated by Ministry of Food and Drug Safety (MFDS). The MFDS requires healthcare companies to register and premarket approval before selling their products. When selling their products, companies must comply with the MFDS requirements for labels and instructions, and must report any potential safety hazards. In addition, the MFDS conducts regular inspections of healthcare businesses to ensure compliance with quality standards and regulatory requirements.

These countries are all very strict in regulating healthcare companies, requiring their registration and premarket approval before selling their products, and complying with the required labeling and specification requirements, as well as reporting any potential safety risks. In addition, these countries conduct regular inspections of healthcare companies to ensure that they meet quality standards and regulatory requirements.

Production Capacity

The production capacity of medical and health enterprises depends on many factors, including enterprise scale, equipment input, human resources and supply chain management. Here are some of the key elements that may affect the production capacity of a healthcare company:

(1)       Production equipment and technology. Medical and health enterprises need to have advanced production equipment and technology, including medical equipment, production lines and manufacturing processes. The advancement and efficiency of these equipment and technologies will directly affect the production of enterprises.

(2)       human resources. Enterprises need to have sufficient human resources, including research and development personnel, production workers and management personnel. Having a professional team of talents can effectively improve production efficiency and quality control.

(3)       supply chain management. Health care enterprises need to establish a stable and reliable supply chain system to ensure the timely supply of raw materials and components. Efficient management of the supply chain can reduce production costs, shorten production cycles, and improve production capacity.

(4)       production capacity. The production scale of an enterprise will directly determine its production capacity. Larger enterprises usually have more resources and higher production efficiency, which can better meet the market demand.

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(5)       Qualification and certification. The quality and safety of medical and health products are crucial. Enterprises need to establish an effective quality management system, and obtain relevant certification and qualification to ensure the compliance and high quality of products.

In general, the production capacity of medical and health enterprises is a comprehensive index, which is affected by many factors to comprehensively consider and invest in equipment technology, force resources, supply chain management and other aspects, so as to improve the production capacity and meet the market demand.

Our Marketing and Sales

(1) Sales channels

Hongxu Entropy Life Cycle Digital Precision Management is an advanced management mode, which realizes the precision management of franchise chain platform through digital means. This mode covers multiple levels such as city agents and district agents, forming a complete chain platform system. Each agent can understand the operation of the region in real time through the digital management system, and carry out accurate operation and management of stores.

I. National comprehensive health industry alliance supply chain platform.The National comprehensive health Industry Alliance Supply Chain Platform is an alliance composed of enterprises, institutions and individuals related to the comprehensive health industry, aiming to strengthen cooperation and exchanges among the industry and achieve resource sharing and mutual benefit and win-win results. The platform provides a series of supply chain services, including commodity procurement, logistics distribution, inventory management, etc., providing a full range of support for member enterprises.

II. Marketing system transfer introduction (company contacts, franchisees, partners, students, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, students and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, so as to expand brand influence and increase sales.

III. Promotion of new media network platforms (Facebook, Twitter, TikTok, etc.). New media network platform promotion is an Internet-based promotion method. Through the use of Facebook, Twitter, TikTok and other platforms, it spreads brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery.

IV. Member system digital introduction and joint promotion platform. Member system digital import and joint promotion platform is a promotion method based on member management. By digitizing member information and cooperating with other platforms, it realizes the exchange and sharing of member rights and interests. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

(1) Promotion method

I. National Hongxu entropy increase full life cycle digital accurate management chain model.This digital precision management chain mode is a management mode of the franchise chain system surrounding the digital technology. Through the digital precision management system, the operation of each franchise can be monitored and analyzed in real time, to help franchisees to make decisions and optimize their business strategies, so as to improve the efficiency and competitiveness of the whole chain system.

II. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the digital precision management of the whole life cycle of Hongxu entropy increase, partners can be individuals or institutions with relevant knowledge and resources, cooperate with companies to jointly promote and market products or services, and share profits.

III. Healthy membership model. Health membership model is a business model based on member management to establish a health membership system to attract consumers to become members and provide personalized health services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, to improve customer satisfaction and loyalty.

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IV. Green fitness points mode. The green fitness points mode is a combination of fitness activities and points system to participate in green fitness activities. Consumers can get points, and a certain number of points can be exchanged for health products or services. This model can motivate consumers to maintain a healthy lifestyle, but also increase brand exposure and user engagement.

V. Comprehensive health Alliance brand model and simultaneous model. Comprehensive health The simultaneous development of alliance brand model is a comprehensive operation strategy. Through the establishment of comprehensive health alliance, different health brands are integrated and cooperated to form the alliance brand effect. In this mode, through the cooperation and complementarity between brands, we can expand the market share and improve the brand competitiveness to jointly promote the development of the health industry. At the same time, it can also realize resource sharing and risk sharing, and jointly pursue the sustainable development of the industry.

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BUSINESS

Our Mission

HONGXU SHANGZENG GLOBAL HOLDING LTD is a brand company focusing on providing high-quality high-tech medical health management services for various groups of people with the needs of centenarian project, precision medicine, pension industry and other needs corresponding to the "three fears" of being afraid of old age, death and loneliness. It has a complete service process and perfect medical equipment, accurately matching individual needs with a powerful digital system to form personalized medical solutions. The company focuses on service innovation in the medical health management service market, providing precision, professional and full-cycle care and management. It follows the highest law of the universe -- the principle of entropy increase, does the top design of the whole life and health industry chain, regulates and manages the universe's living beings (people, animals, plants, microorganisms) from the three dimensions of matter, energy and information, so as to achieve entropy increase to entropy decrease. It has built an industrial model with independent intellectual property rights, and developed the industrial core and industry chain. In particular, the frontier technologies of molecular medicine, quantum medicine, artificial intelligence and innovative application of traditional Chinese medicine in modern medicine are widely used in healthcare and rehabilitation industry.

HONGXU SHANGZENG GLOBAL HOLDING LTD is dedicated to becoming a leader in the life health and pension industry by adhering to the principles of technology-driven, independent innovation, leapfrogging development, and leading progress. We are committed to creating a new model for centenarian projects that emphasizes accurate treatment and regulation, as well as promoting health and happiness. Our ultimate goal is to contribute significantly towards achieving a community of shared destiny. We highly value life, respect science, and strive to build an ecosystem based on harmonious coexistence, independent innovation, and steady long-term growth. Through our dedication to scientific advancements and continuous exploration of innovative solutions, we aim to drive the development of the life health and pension industry forward. We firmly believe that only through leapfrog development can we effectively lead the industry's progress while making substantial contributions towards human well-being. Our mission is centered around advancing the life health and pension industry while fostering accurate treatment regulations alongside healthy centenarian projects. By exerting our efforts in this direction, we aspire to bring positive energy into society so that individuals may cherish life more deeply while embracing science in their pursuit of health and happiness. It is our belief that building a robust value ecosystem will enable us better fulfill our mission while contributing towards realizing a community with a shared future for mankind.

Overview

HONGXU SHANGZENG GLOBAL HOLDING LTD is a centenarian project committed to leading the development of life comprehensive health and elderly care industry, and creating precision treatment, regulation, health and happiness. Become a new form of high-tech medical and health management service company, the main business is based on the life database, genetic engineering, cell engineering, biochemical engineering, biological engineering as the industrial power of the medical, health and nutrition industry product development, production, industrial ecology, industrial chain construction, operation and management. We have a series of products for testing and analyzing medical devices, medical testing reagents and clinical application medical devices.

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Based on "the principle of entropy increase", the company does the top-level design of industry and capital. To be the industry leader of precision medicine and chronic disease management, the leader of sub-health management precision regulation, the advocate of centenarian project and the technology-driven practitioner of the elderly care industry.The founder of our company has accumulated 40 years of experience and human resources in life science and clinical medicine technology, management, products and services in the field of life health, and a proprietary top-level design technology path based on the principle of entropy increase. After the establishment of the company, it will use the knowledge of combining theory and practice accumulated over the years to professionally guide the implementation of medical and health projects. Through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, scientific and accurate analysis of medical and health management plans and needs. Build an industrial ecology and industrial chain that includes health management, elderly care services, social interaction and mental health. By providing personalized services and products, we can meet the needs of different groups of people, and achieve long-term development and value creation of enterprises.

Prior to the IPO, we total share capital was about 200,000,000 ordinary shares. This time, about 50,000,000 ordinary shares were offered, which is we expect that the initial public offering price will be no less than US $8.20 per share.

We will firmly grasp the key of life science and technology, based on the enterprise's proprietary technology and management path, in the industrial chain to build cardiovascular and cerebrovascular disease early warning management system, cancer rehabilitation management, diabetes mellitus new regulation and management, chronic disease tissue hypoxia core management, Individualized regulation and management of intestinal flora, diagnosis and training system of Alzheimer's disease. Truly achieve accurate regulation, prevent serious diseases, delay aging, health and longevity. At the same time, we use the means of life big database, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence to build centenarian project's own brand and services.

In terms of the upstream and downstream industry chain, we will also cover all aspects of genetic engineering, cell engineering, biochemical engineering, bioengineering, artificial intelligence, so that enterprises can form a closed-loop industry, and simultaneously form a full-cost leading market development strategy. In the development of the industrial ecological chain, we will develop with the help of external capital. Realize the beautiful vision of creating a new business model of precision treatment regulation, health and happiness of centenarian project.

Our Competitive Strengths

HONGXU SHANGZENG GLOBAL HOLDING LTD, through its unique and powerful online and offline linkage capabilities, can build an industrial ecology and industrial chain including health management, elderly care services, social interaction and mental health, centering on the "three fears" of the middle class. By providing personalized services and products, the needs of different groups can be met, and the long-term development and value creation of enterprises can be achieved.

HONGXU SHANGZENG GLOBAL HOLDING LTD uses scientific digital intelligent medical equipment, profound professional medical theory and practice and data analysis system to become a competitive enterprise in the field of medical and health management. It breaks the current clinical situation dominated by subjective judgment and human experience, and carries out a comprehensive digital construction and transformation of traditional sub-health management and chronic disease control products and services according to six proprietary technical paths. The platform will use big data to analyze the physical data of the objects, and according to the data provided by the intelligent system, provide them with more personalized services and products that can meet the needs of different groups of people.

HONGXU SHANGZENG GLOBAL HOLDING LTD hopes to build an industrial model with independent intellectual property rights, industrial development core and industrial chain. In particular, cutting-edge technologies such as molecular medicine, quantum medicine, artificial intelligence and innovative application of traditional Chinese medicine are widely used in the healthcare and rehabilitation Industry. To be a leader in the development of life health and elderly care industry. The vision of centenarian project is to create a new business model of precision treatment regulation, health and happiness. To cherish life and live in harmony; Respect science and independent innovation; Carry out a steady and far-reaching, pay tribute to the values of the same people ecosystem. At the same time, through the layout of offline stores, to serve HONGXU SHANGZENG GLOBAL HOLDING LTD's customers. Under the trend of aging population, the demand for the elderly care industry continues to increase. Combined with the development plan of HONGXU SHANGZENG GLOBAL HOLDING LTD, its competitive advantages can be summarized as follows:

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(1) User data. HONGXU SHANGZENG GLOBAL HOLDING LTD, through its unique and powerful online and offline linkage capabilities, we can accurately match individual needs with a powerful digital system. The combination of online and offline methods can attract more user traffic and help HONGXU SHANGZENG GLOBAL HOLDING LTD effectively expand its market share.

(2) Professional services. HONGXU SHANGZENG GLOBAL HOLDING LTD according to the six proprietary technical paths, the traditional sub-health management and chronic disease regulation products and services, a comprehensive digital construction and transformation. Using big data to analyze the object physical fitness data, and according to the data provided by the intelligent system, to provide them with more suitable for personal personalized services and products, which can meet the needs of different groups of people.

(3) Brand awareness. HONGXU SHANGZENG GLOBAL HOLDING LTD’s through the investment and distribution of various advertising, as well as the company's own quality service level, diversified service content, innovative business scope, to create and form high-profile brand benefits, to help the company stand out in the fierce market competition.

(4) Diversified service content: HONGXU SHANGZENG GLOBAL HOLDING LTD will provide diversified service content, including online services, according to the different needs of social groups, including offline services, to help users better meet their needs, improve user satisfaction and loyalty, so as to lock user traffic.

(5) Social media channels. HONGXU SHANGZENG GLOBAL HOLDING LTD, it will be publicized through various social media channels.

This can help the company to promote their services, attract more users, at the same time, through the online social platform, can help HONGXU SHANGZENG GLOBAL HOLDING LTD better promote communication and interaction between the company and users, more understanding of the user in the contemporary social economic conditions and cultural background for their own health requirements and more demand for physical quality.

Our Opportunities

Under the background of the current Internet development, scientific and technological progress and favorable policies, the medical and health industry is showing a trend of sustainable development. Especially since the outbreak of COVID-19, people have paid more attention to their health, which has accelerated the pace of online penetration of the healthcare industry, and the health management business has developed rapidly.

However, in the open social networking space, it is difficult for any company to form a dominant position. Due to the diversification of market demand, people have different preferences for the content setting of the health management plan, so there are many competitors to participate in the competition situation. Although the market competition is fierce, it also provides an opportunity to HONGXU SHANGZENG GLOBAL HOLDING LTD to seize the market opportunity.

HONGXU SHANGZENG GLOBAL HOLDING LTD as a competitive enterprise, in the current international situation, we should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity. First of all, companies should pay close attention to consumers' needs and preferences for medical and health management services, and launch more personalized and differentiated products and services for different groups of people. On the basis of in-depth understanding of consumer needs, through research and market analysis, the target customer groups are determined, and marketing strategies are formulated to improve the market share of products.

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Secondly, HONGXU SHANGZENG GLOBAL HOLDING LTD should strengthen the cooperation with relevant enterprises and achieve rapid development through the cooperation mode of resource sharing and mutual benefit. Establish cooperative partnerships with insurance companies and drug companies of medical institutions, jointly carry out medical and health management service projects, make full use of the resources and advantages of all parties, and improve the quality and efficiency of services. At the same time, the company can also consider cooperating with scientific research institutions, universities and universities to carry out scientific and technological innovation projects, and jointly promote the development of the industry and improve the competitiveness of enterprises. In addition, the company also needs to increase investment in scientific and technological innovation, use artificial intelligence, big data analysis and other advanced technical means, improve the product research and development and operation efficiency, to provide consumers with a better experience. Through the establishment and improvement of the information management system, to realize the collection, analysis and utilization of data, constantly optimize the products and services, to meet the diversified demands of consumers. At the same time, the company should also continue to pay attention to the cutting-edge technology and trends of the industry, actively introduce and apply new technologies, and promote the innovation and development of the enterprise.

In short, HONGXU SHANGZENG GLOBAL HOLDING LTD should keep up with the changes in market demand, actively seek for development opportunities, and through the establishment of personalized products and services, the promotion of partnerships and technological innovation, improve the competitiveness of enterprises, and achieve long-term and stable development. In addition, in the international market, HONGXU SHANGZENG GLOBAL HOLDING LTD should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, and combined with the local market demand and cultural characteristics, to promote the rapid development of the company in the overseas market.

The current international situation provides a broad space for development for HONGXU SHANGZENG GLOBAL HOLDING LTD to seize the market opportunity. We can achieve our rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

Our Weaknesses

HONGXU SHANGZENG GLOBAL HOLDING LTD as a health management enterprise, some possible weaknesses may exist are as follows:

(1) High cost. Research and development of equipment and technology require a large amount of capital investment, including equipment procurement, personnel training and other costs. This will increase the operating costs of the business, and it may take a long time to recover the investment. Enterprises can reduce costs by optimizing internal management, improving equipment utilization, and reducing waste. At the same time, we can consider sharing the research and development costs with our partners, or raising funds through financing channels to ease the financial pressure.

(2) Fast technology update speed. The health management industry is updating very fast, and new equipment and technologies are emerging. If the enterprise cannot timely follow up and update the technology equipment is surpassed by competitors, the market competitiveness of the enterprise will be affected. Enterprises need to pay close attention to the industry trends, maintain good cooperative relations with domestic and foreign enterprises and scientific research institutions with leading technology, and timely understand the development trend of new technologies. At the same time, enterprises need to strengthen their internal research and development capabilities and establish a rapid response mechanism to update and upgrade their equipment and technology in a timely manner.

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(3) Lack of standardization. The formulation of personalized health management plan needs to be determined according to the specific situation of each customer. Lack of standardization may lead to the instability of service quality effect. At the same time, enterprises need more force and time investment to carry out personalized services, which cannot achieve large-scale production and operation. Enterprises can gradually establish a service standardization system, for some common health problems, can develop a set of standardized health management program, improve the stability of service quality. In addition, enterprises can improve their service ability and level by training their employees to improve their service efficiency.

(4) High demand for talents. The field of health management requires talents with high professional knowledge and skills, such as doctors, nurses, data analysts, etc. Enterprises need to invest a lot of time and resources in personnel training and recruitment, which may increase the human cost of enterprises and pose the risk of brain drain. Enterprises can cooperate with universities and professional talent institutions to carry out talent training and recruitment activities to improve their brand awareness and attraction. At the same time, enterprises can optimize the internal talent management mechanism, establish a perfect salary and welfare system and career promotion channels, in order to attract and retain excellent talents.

(5) Low market recognition. Compared with traditional medical service, personalized health management programs may be less recognized in the market. Customers 'demand and acceptance of such services are limited, so enterprises need to carry out effective marketing to improve customers' awareness and acceptance of personalized health management. We can carry out marketing through various channels, such as advertising, cooperative promotion, online and offline activities, to improve the popularity and recognition of personalized health management services. At the same time, we can provide free or preferential experience services, so that customers can personally experience the advantages of personalized health management, and improve customer satisfaction and loyalty. In addition, we can cooperate with insurance companies, enterprises and other partners to jointly promote personalized health management services and expand the market share.

To sum up, have their own research and development equipment and provide customers with personalized health management scheme of health management companies in cost, technology update, standardization, talent demand and market recognition there are some weaknesses, we will be in the process of management strategies and measures to overcome these problems, in order to improve the competitiveness of the enterprise and development potential.

Our Threats

HONGXU SHANGZENG GLOBAL HOLDING LTD as a health management enterprise, the following threats:

(1) Policy risks. The changing regulations and policies of the health management industry may lead to new regulatory requirements and market access restrictions, which will affect the operation and development of enterprises. We will pay attention to the policy developments and keep abreast of the changes in the industry regulations and policies. Actively participate in policy formulation and industry standard formulation, and strive for policy support. Establish the good government relations, and maintain the communication and cooperation with the regulatory authorities.

(2) Technical risk. The health management industry involves many technical fields, such as data privacy, information security and so on. If the enterprise fails to keep up with the development and innovation of technology, it may lead to technical risks, which will affect the service quality and customer satisfaction. We will invest capital and human resources to strengthen our r & d and innovation in the field of technology; Introduce advanced technology and equipment to improve service quality and efficiency; enhance data security and privacy protection to ensure that customer information is not compromised.

(3) Market competition. With the continuous development of the health management industry, the market competition is becoming increasingly fierce. Competitors may compete for market share through price war, product innovation and other means, posing a threat to the profitability and market position of enterprises. We will improve the service quality and customer satisfaction, establish corporate brand image; optimize the product structure, meet different customer needs; expand market channels and expand market share.

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(4) Changes in customer needs. Customers' demand for health management services is constantly changing, such as higher requirements for service quality, personalized needs and other aspects. If the enterprise fails to adapt to the changes in customer demand in time, it may lead to customer loss and market share decline. We will establish customer feedback mechanism to timely understand customer needs and satisfaction; innovate service mode to meet customer personalized needs; improve service quality and improve customer retention rate.

(5) The impact of the epidemic. The global outbreak has had a profound impact on the health management industry. During the epidemic period, enterprises may face problems such as employee shortage and logistics obstruction, which will affect their normal operation and development. We will strengthen the epidemic prevention and control measures to ensure the normal operation of enterprises; flexibly adjust the service mode to meet the needs of customers during the epidemic; and seize the market opportunities brought by the epidemic to expand new business.

(6) Economic situation. The instability of the macroeconomic situation may affect the health management industry. For example, the slowdown of economic growth and declining consumption power may lead to the decline of market demand, affecting the profitability and development of enterprises. We will optimize the business strategy, reduce costs and improve efficiency, expand new profit models and increase revenue sources; strengthen fund management to ensure the stability of the enterprise capital chain.

(7) Supply chain risk. Health management enterprises often need a large number of medical equipment, health care products and other materials. Supply chain disruptions or price fluctuations may pose a threat to business production and operation. We will optimize supply chain management and reduce procurement costs; establish multiple supplier channels to prevent supply chain disruption; and strengthen supply chain monitoring to ensure material quality.

(8) Word-of-mouth risk. The quality of service in the health management industry directly affects the customer health and satisfaction. If the enterprise has major service mistakes or quality problems, it may lead to the deterioration of reputation and affect the enterprise brand image and market share. We will improve service quality and reduce service errors; establish perfect complaint handling mechanism and solve customer problems; strengthen brand publicity and improve enterprise visibility and reputation.

To sum up, as a health management enterprise, we will pay close attention to the market environment and industry trends, and do a good job in risk management and response measures, to ensure that the enterprise can operate and develop stably in the face of various threats.

Our Strategies

We will firmly grasp the market opportunities, make use of our own competitive advantages, reasonably analyze the existing weaknesses and threats, and develop business strategies in line with the development of the company. The development strategy of our company is to continuously expand the business scale through the combination of industry and capital, the technical path, regulation and management method of exporting independent intellectual property rights, and the mode of brand chain. We finally strive to complete the listing on NASDAQ in 2025 and become a large head enterprise platform in the same industry in 2026.

First, we will adopt the industry plus capital model to promote the development of the company. By investing with partners, we will further integrate the industrial chain and form a good ecosystem of resource sharing and collaborative innovation. Through the introduction of capital, we can effectively improve the company's financial strength, accelerate the pace of technology research and development and market expansion. At the same time, through resource integration and complementary advantages, we can reduce costs, improve efficiency, achieve scale effect, and further consolidate the competitive advantage of the company.

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Secondly, we will pay attention to the output of the production path and regulatory management methods. Through continuous technological innovation and research and development investment, we will continue to enhance the company's core competitiveness. At the same time, we will strengthen the protection and management of intellectual property rights to ensure that self-technology can be effectively translated into commercial value. By exporting technical paths and regulation and management methods, we can also establish the leading position of the company in the industry and attract more attention and cooperation from partners and investors.

Finally, we will adopt the brand chain model to expand the business scale. By establishing a unified brand image and a standardized operation and management mode, we will realize the rapid expansion of multiple stores. Brand chain can not only improve the company's market awareness and influence, but also bring more sales opportunities and profit growth. In addition, the brand chain can also strengthen the coordination and resource sharing between the branches, high overall operational efficiency and competitiveness.

Finally, we will complete the listing on NASDAQ in 2025 and become a large leading enterprise platform in the industry in 2026. Through the efforts of the above three aspects, we believe that we can further consolidate the company's market position, expand a broader business space, and create a greater profit space for investors. At the same time, we will continue to maintain the spirit of innovation and strategic vision, constantly adapt to the market changes, to meet the challenges in the future.

Our Products and Services

HONGXU SHANGZENG GLOBAL HOLDING LTD under the promotion of the environment, committed to the development of medical and health management industry, and has a number of advanced technologies and patents, dedicated to the development of a variety of products, roughly listed as follows:

(1) Test and analyze the medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD AI equipment for digestive endoscopy, genetic testing equipment, Immunohistochemical Staining Detection System, Automatic nucleic acid extractor and Fully automatic multiple pathogen detection analyzer, fluorescence ration PCR instrument, Kh-s106 dyeing and sealing integrated machine and other medical devices, Each medical device plays a different role, To provide a great boost to the medical research for professionals.For instance:

I. Genetic testing equipment. Through genetic testing, people can understand their genetic information such as genome composition, genetic variation, so as to better understand their physical condition and health risks; they can predict the risk of certain diseases, and help people take corresponding preventive measures to reduce the risk; guide personalized health management: genetic testing can provide personalized health management suggestions for individuals, such as diet, exercise, drug selection, to help people better maintain health.

II. Automatic nucleic acid extractor. Automatic nucleic acid extractor Is a medical research instrument used in the field of preventive medicine and public health, automatically purifying genomic DNA from blood, animal and plant tissue, dried blood tablets, mouse tail samples, and total viral nucleic acid from serum, plasma, swabs, nasopharyngeal secretions and other samples.

III. Fully automatic multiple pathogen detection analyzer。When invisible to the naked eye, the air is filled with various pathogens, and if the skin mucosa is damaged or physical decline, the risk of disease increases. Fully automatic multiple pathogen detection analyzer Can assist the relevant medical staff to check, analyze the patient body data, and determine the cause.

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IV.Fluorescence ration PCR instrument. The fluorescence ration PCR instrument is an efficient, sensitive, and rapid PCR technique that can quantitatively detect the amount of DNA or RNA. The fluorescence ration PCR instrument has the advantages of high sensitivity, high specificity, high accuracy and high repeatability, which can be applied to gene expression analysis, pathogen detection, gene mutation detection, genotype analysis and other fields. The fluorescence ration PCR instrument has become one of the indispensable technical tools in molecular biology and biomedical research.

V. Kh-s106 dyeing and sealing integrated machine. Dyeing machine and sheet sealing machine form an integrated workstation of dyeing and sealing sheet, and do not need a separate transport device. After dyeing, they are directly transported to the sealing machine by manipulator, so as to reduce the possibility of material pollution loss, liberate the hands of testing personnel and improve the detection efficiency.

(2)Medical test reagent series of products. HONGXU SHANGZENG GLOBAL HOLDING LTD launch medical test reagents such as nucleic acid extraction reagents and fluorescence ration PCR instrument test reagents, which are used in conjunction with relevant medical testing equipment. All medical test reagents have played different roles.

(3) Clinical application of medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD launched gastrointestinal endoscopy AI equipment to invent the real-time monitoring method of the endoscopy, solve the traditional method is difficult to perform homogeneity and break through the industry bottleneck problem; invented the accurate diagnosis method of the digestive tract cancer, which reached the international leading level. In the medical field of medical care, endoscopy has always been an important link in the medical examination, and the effective use of endoscopic AI tools can improve clinical decision-making, reduce medical variables and improve the treatment effect. The application of artificial intelligence in the field of digestive endoscopy has also become a hot direction in the past two years. Good artificial intelligence of digestive endoscopy can become effective "assistants" of excellent and experienced doctors,. It can also shorten the learning cycle of junior new doctors and help alleviate the problem of shortage of medical resources in some regions.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will continue to develop and improve medical products and systems in combination with the different needs of consumer groups, so that everyone can have their own private medical and health plans through intelligent system analysis and make medical plans more suitable for themselves.

Our Business Model

HONGXU SHANGZENG GLOBAL HOLDING LTD explored reform and innovation for the traditional medical process and life and health management, and formed an ecological innovative business model of digital intelligent medical and health management, which is mainly promoted through the following two management lines:

(2) Smart hospital chain line. The implementation of precision medicine in the whole hospital line is the fundamental guarantee for the sustainable development of private hospitals in the digital era in the future, and also a necessary condition for changing the track and surpassing public hospitals. Fully realize digital management, digital diagnosis; implement digital, visualization, minimally invasive surgical therapy, Da Vinci Robot-assisted Surgical System, AI-assisted series endoscopic technology upgrade, digital drug therapy and precision intelligent rehabilitation wearable devices. Fundamentally change the current clinical situation dominated by subjective judgment and human experience, and promote the process of big data coverage of medical people's livelihood.

(2) Life and health full-cycle management line. It mainly faces high-end groups of chronic disease management, high-end groups of sub-health regulation and high-end groups with demand for centenarian project. According to our proprietary six major technology paths, the traditional sub-health management and chronic disease regulation products and services, a comprehensive digital construction and transformation. The project we have developed belongs to the life comprehensive health sector, precision medicine and quantum medicine fields, covering the upstream and downstream industrial chains such as genetic engineering, cell engineering and biological engineering. There are three sectors: first, small comprehensive chain of key specialties of hospitals; second, intelligent management chain of life and health full cycle; third, merger and acquisition chain of pension industry.

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Based on the top-level design, the seven omics, namely gene, transcription, protein, metabolism, cell, microorganism, and metalomics, is the core of industrial ecology, and related science and innovation enterprises are strategic partners. Engaged in genetic engineering, cell engineering, biochemical engineering, biological engineering, artificial intelligence wear and other related science and technology enterprises, and form the upstream and downstream industrial chain relationship with our industrial ecology. The rapid development of our own industrial ecology directly drives and promotes the development of the upstream and downstream industrial chains.

I. The hospital focuses on cardiovascular, brain and cancer rehabilitation centers as its key specialties, taking the route of precision medicine, and its customers are mainly ordinary patients with specialized characteristics and self-funded groups with high-end needs. The acquisition and acquisition of private profit-making hospitals are mainly two modes of substantive merger and acquisition holding and consolidated statement. The reporting mode is three years, and if the transformation and upgrading is impossible, it will be abandoned.

II. Life and health full cycle number of intelligent management center, with direct investment, cooperation, brand franchise mode. With precise regulation and unique six technical routes as the feature, take the high-end membership route of precise regulation.

III. Pension line of brand, management mode, technology output, asset-light operation route. Elderly care to solve the precise regulation of chronic diseases not discharged from hospital, autonomous control, stem cell anti-aging.

IV. We will do a good job in the construction of the three industrial industries, focusing on solving the middle class: fear of aging, fear of death, fear of loneliness.

Competition

When it comes to health care companies, we have to mention McKesson Corporation. McKesson Corporation Is a listed medical and health industry chain company headquartered in the United States. Its predecessor was founded in 1833 and changed its name to McKesson Corporation in 1984. It is based in Irvine, Texas, and was co-founded by John McKesson and Charles Olcott. McKesson Corporation, the company is the world's leading supplier of supply, information and health management products and services. The products and services provided are designed to reduce costs and improve quality for the entire health care industry. McKesson Corporation's solutions help health professionals to provide services efficiently and increase service capacity. The company provides supply chain management services for pharmaceutical, medical / surgical services, and supply chain management services for integrated delivery networks, a large number of hospitals and clinics. The largest part of the company's business is based on its wholesale drugs, which wholesale pharmaceuticals, health and cosmetics, medical supplies and equipment to 50 states through its 30 distribution centers across the United States. The company's business is mainly divided into three parts: pharmaceutical business and solution Pharmaceutical Solutions, medical surgery part and solution Medical-Surgical Solutions, and the development of health care and medical technology Provider Technologies.

Besides, Our target listed companies are Hong Kong-listed cancer chain enterprises Hygeia Healthcare Holdings Co., Limited, Hygeia Healthcare Holdings Co., Limited operates private for-profit hospitals and provides medical service, Provide consulting services of radiotherapy centers, authorize the use of stereotactic radiotherapy equipment, and provide maintenance and technical support services related to the patented stereotactic radiotherapy equipment, The company manages and operates private non-profit hospitals holding the rights and interests of the sponsor and collects management fees from them. Hygeia Healthcare Holdings Co., Limited focuses on oncology, providing patients with a variety of specialized medical service through its own private for-profit hospitals, including oncology, orthopedics, traditional Chinese medicine, urology, gynecology, rehabilitation, hemodialysis and first aid. Hygeia Healthcare Holdings Co., Limited is equipped with leading tumor diagnostic and laboratory equipment. Hygeia Healthcare Holdings Co., Limited Tumor medical service includes cancer screening, diagnosis and treatment, and the specific protocol meets the individual patient. Hygeia Healthcare Holdings Co., Limited Radiation Center services mainly include providing radiotherapy center consulting services, licensing the use of the company's patented stereotactic radiotherapy equipment, and providing related maintenance and technical support services of patented stereotactic radiotherapy equipment. In return, under the relevant cooperation agreement, companies are usually entitled to a certain percentage of the revenue directly generated from the use of the patented stereotactic radiotherapy equipment after deducting certain expenses and costs. Hygeia Healthcare Holdings Co. Limited manages and operates private non-profit hospitals that hold the interests of the sponsor and collects management fees from them. Under the Hospital Custody Agreement, the Company has the right to charge a management fee as a fixed percentage of the managed hospital revenue for a period of 40 years.

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There is fierce competition in the healthcare market, and companies have getting involved in this field and proposing various innovative solutions. For a fledgling high-tech healthcare management service company, it is difficult to stand out in the market compared to competitors that have established brands and customer base. Therefore, we will also refer to the business model of the above companies, combine with their own development positioning, and formulate business plans in line with their own development, so as to seek stable development.

Our Marketing and Sales

(1) Sales channels

Hongxu Entropy Life Cycle Digital Precision Management is an advanced management mode, which realizes the precision management of franchise chain platform through digital means. This mode covers multiple levels such as city agents and district agents, forming a complete chain platform system. Each agent can understand the operation of the region in real time through the digital management system, and carry out accurate operation and management of stores.

V. National comprehensive health industry alliance supply chain platform.The National comprehensive health Industry Alliance Supply Chain Platform is an alliance composed of enterprises, institutions and individuals related to the comprehensive health industry, aiming to strengthen cooperation and exchanges among the industry and achieve resource sharing and mutual benefit and win-win results. The platform provides a series of supply chain services, including commodity procurement, logistics distribution, inventory management, etc., providing a full range of support for member enterprises.

VI. Marketing system transfer introduction (company contacts, franchisees, partners, students, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, students and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, so as to expand brand influence and increase sales.

VII. Promotion of new media network platforms (Facebook, Twitter, TikTok, etc.). New media network platform promotion is an Internet-based promotion method. Through the use of Facebook, Twitter, TikTok and other platforms, it spreads brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery.

VIII. Member system digital introduction and joint promotion platform. Member system digital import and joint promotion platform is a promotion method based on member management. By digitizing member information and cooperating with other platforms, it realizes the exchange and sharing of member rights and interests. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

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(3) Promotion method

Ⅰ. National Hongxu entropy increase full life cycle digital accurate management chain model.This digital precision management chain mode is a management mode of the franchise chain system surrounding the digital technology. Through the digital precision management system, the operation of each franchise can be monitored and analyzed in real time, to help franchisees to make decisions and optimize their business strategies, so as to improve the efficiency and competitiveness of the whole chain system.

Ⅱ. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the digital precision management of the whole life cycle of Hongxu entropy increase, partners can be individuals or institutions with relevant knowledge and resources, cooperate with companies to jointly promote and market products or services, and share profits.

Ⅲ. Healthy membership model. Health membership model is a business model based on member management to establish a health membership system to attract consumers to become members and provide personalized health services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, to improve customer satisfaction and loyalty.

Ⅳ. Green fitness points mode. The green fitness points mode is a combination of fitness activities and points system to participate in green fitness activities. Consumers can get points, and a certain number of points can be exchanged for health products or services. This model can motivate consumers to maintain a healthy lifestyle, but also increase brand exposure and user engagement.

Ⅴ. Comprehensive health Alliance brand model and simultaneous model. Comprehensive health The simultaneous development of alliance brand model is a comprehensive operation strategy. Through the establishment of comprehensive health alliance, different health brands are integrated and cooperated to form the alliance brand effect. In this mode, through the cooperation and complementarity between brands, we can expand the market share and improve the brand competitiveness to jointly promote the development of the health industry. At the same time, it can also realize resource sharing and risk sharing, and jointly pursue the sustainable development of the industry.

Our Customer Base

(1) Main consumer groups of products or services

With the continuous development of the economic level, the relatively affluent middle class is growing, and their requirements for medical service are also increasing. In the past, people's medical needs were mainly limited to basic medical treatment, but with the progress of society and the improvement of living conditions, people began to pay more attention to physical health and meet higher medical service needs.

Especially after the COVID-19 swept the world, people's awareness and awareness of medical care accelerated. The outbreak and spread of the epidemic have made people deeply realize the importance of protecting their own health. In addition to focusing on basic prevention and control measures and vaccination, people are also focusing more on improving their immunity and health awareness to enhance their ability to resist disease. In addition, people also pay more attention to the routine physical examination and health management, and find out the potential health problems in time and take the corresponding preventive and therapeutic measures.

This change of concept is not only reflected in the demand of the middle class individuals for medical service, but also reflected in the development of the medical industry in the whole society. More and more people are inclined to choose high-quality medical service, willing to pay for better treatment results and comfortable medical environment. With the increasing demand for medical service from the middle class, hospitals and other medical institutions are also facing the pressure from the market to continuously improve the service quality and increase the investment in medical resources to meet this growing demand.

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In order to meet the needs of the middle class for high-quality medical service, major hospitals and medical institutions began to increase their investment in infrastructure and technology. They not only introduce advanced medical equipment and technology, but also strengthen the training of medical staff and professional level improvement. At the same time, in order to provide a more convenient and comfortable medical experience, the hospital has also increased the improvement of environmental facilities and service processes. For example, special VIP area, provide personalized medical service and appointment registration service.

In addition, with the development of electronic technology, Internet medicine has also become an important channel to meet the medical needs of the middle class. The middle class is often busy with work and life, and time is precious. Therefore, they are more inclined to use the convenient Internet medical service for online consultation, appointment and health management services. The development of Internet medical treatment also further promotes the intelligence and information of medical service, and improves the medical experience and medical effect.

In general, with the improvement of economic level and the strengthening of people's awareness of health, the relatively affluent middle class seeks high-quality medical service in hospitals. After the COVID-19 epidemic, people have accelerated their medical awareness and awareness, and pursued more physical health and met higher medical service needs.

(2) The main reason why consumers purchase products or services

I. As people grow older, their attention to their own health and elderly care issues increases. HONGXU SHANGZENG GLOBAL HOLDING LTD provides a series of business opportunities and solutions for the elderly in the occurrence of cardiovascular and cerebrovascular diseases, tumors, diabetes mellitus, senile dementia, aging and other major chronic diseases. These solutions include prevention, diagnosis, treatment and rehabilitation, aiming to provide a full range of health management services for the elderly. Through cooperation with professional institutions in the fields of medical treatment, rehabilitation, pension and other fields, HONGXU SHANGZENG GLOBAL HOLDING LTD provides personalized health management programs for the elderly to help them prevent diseases, reduce pain and improve their quality of life.

Ⅱ. People's fear of death is a general psychology, and this fear affects their health and quality of life. To alleviate this fear, HONGXU SHANGZENG GLOBAL HOLDING LTD is committed to promoting the development of medical technology, enabling digital management, digital diagnostics, digital therapy, and digital rehabilitation. By introducing advanced equipment such as Da Vinci Robot-assisted Surgical System and AI-assisted series of endoscopic technology, HONGXU SHANGZENG GLOBAL HOLDING LTD can provide minimally invasive and visual surgical treatment for patients and reduce surgical risk and pain. At the same time, the application of digital drug therapy and precision intelligent rehabilitation wearable devices can help patients better recover and improve the quality of life after surgery. These measures fundamentally change the current clinical situation dominated by subjective judgment and human experience, and carry out comprehensive digital construction and transformation.

Ⅲ. As the population ages and urbanization increases, the generation gap between the elderly and the young gradually increases, and loneliness becomes a common problem. HONGXU SHANGZENG GLOBAL HOLDING LTD using the linkage of online and offline, to build an industrial ecology and industrial chain including health management, elderly care services, social interaction and mental health. By providing personalized services and products, it can meet the needs of different groups of people, and the long-term development and value creation of enterprises can be realized. Online, HONGXU SHANGZENG GLOBAL HOLDING LTD uses the Internet and social media to build a social platform to provide space for the elderly to interact and communicate, and reduce loneliness. Offline, the company sets up an elderly care service center to provide life care, health management, culture and entertainment services for the elderly, so that they can enjoy a warm life in their old age. At the same time, HONGXU SHANGZENG GLOBAL HOLDING LTD also pays attention to the development of the mental health field, providing psychological counseling, emotional support and other services for the elderly to help them maintain a positive and optimistic attitude.

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Our Quality Control

Quality control program of healthcare enterprises is a key measure to ensure the quality of their products and services. A complete quality control scheme should include the following aspects:

(1)       Quality management organizational structure. We will establish a perfect quality management organizational structure, including quality management leading group, quality control department, quality supervision department, etc. Each department should clarify their respective responsibilities and authority to ensure the implementation of quality management measures. The leading group should be responsible for formulating quality management strategies and objectives, quality control department should be responsible for developing quality control standards and procedures, and quality supervision department should be responsible for supervision and inspection of product quality and service quality.

(2)       Quality control specification. We will formulate quality control standards in line with national laws and regulations and industry standards, including product production standards and service quality standards. These standards should specify the requirements for product quality and service quality to ensure the quality and safety of the products and services.

(3)       Quality control procedures. We will establish a perfect quality control procedure, including the quality control in the product production process, the quality control in the service process, the quality inspection and acceptance and other links. These procedures should ensure the quality and safety of products and services, and can detect and correct quality problems in a timely manner.

(4)      Quality control training. We will conduct quality control training for our employees, including the basic concepts of quality management, quality control standards and procedures, quality inspection and acceptance methods, etc. Through the training, employees can master the basic knowledge and methods of quality management, and improve their quality awareness and ability.

(5)     Quality control and assessment. We will assess the quality control work of employees, including the implementation of quality control work, quality inspection and acceptance results. Through the assessment, the enterprise can understand the performance of employees in quality control, timely find and correct quality problems, and ensure the implementation of quality control measures.

(6)     Quality control and improvement. We will make quality control improvements based on the results of quality inspection and acceptance, including the improvement and optimization of quality control standards and procedures for products and services, and improve the quality and safety of products and services. Enterprises should constantly improve the quality control methods and technologies, and improve the level of quality management to meet the changing market and customer needs.

In conclusion, the quality control plan of medical and health enterprises should include quality management organization structure, quality control standards, quality control procedures, quality control training, quality control assessment and quality control improvement to ensure the quality and safety of products and services. We should constantly improve and optimize the quality control scheme, improve the level of quality management, in order to improve the competitiveness of enterprises and customer satisfaction.

Warranty and After Sales Services

Health companies are important in providing warranty and after-sales services that help to ensure customer satisfaction with the product and build long-term solid customer relationships. The following are the warranty and after-sales service we can provide as a health company:

(1)       Product warranty. We will provide a certain warranty period for the products sold by the company. This means that if the product has a manufacturing defect or failure under normal use conditions, the enterprise will provide free repair, replacement or return services. During the warranty period, the customer can safely use the product because the company will bear any costs caused from manufacturing problems.

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(2)       After-sales support. We will provide comprehensive after-sales support to ensure that the product and solve problems during use. This includes answering customer questions about the product, providing technical guidance, and helping with problems encountered in use. Enterprises will communicate with customers through various channels such as telephone, online chat, E-mail, etc., and respond to customers' needs as soon as possible.

(3)       maintenance service. If the product fails or needs repair outside the warranty period, we will provide a paid maintenance service. The customer can send the product back to the company for repair, which will be responsible for repairing the fault or replacing the damaged parts and ensuring that the product returns to normal operation. This will ensure that customers receive support and service throughout the life cycle of the product.

(4)       Training and education. We can provide training and education services to our customers to help them better use and maintain their products. These training can include guidance on the correct use of products, precautions, maintenance and cleaning. By providing specialized training, enterprises can ensure that customers can maximize the function and performance of their products and reduce the risk of misuse or damage.

(5)       Market monitoring and return visits. We really value the customer feedback. We will conduct market monitoring and return visits to understand customer satisfaction with the product and suggestions for improvement. Enterprises can collect customer feedback through questionnaires, telephone interviews and other methods, and take timely measures to improve product quality and after-sales service. This will help companies build stronger trust and loyalty with their customers.

In conclusion, we are committed to providing a comprehensive warranty and after-sales service to ensure customer satisfaction with the product and to establish a good customer relationship. These services will help enterprises to build a good reputation, improve their brand image, and gain a competitive advantage in the fierce market competition.

Government Regulation

The international regulatory environment for healthcare companies is quite complex and diverse. Different countries and regions will have their own regulators and regulations to ensure that the operations, products and services of healthcare enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(1)       International standards and guidelines. International organizations and institutions, such as World Health Organization (WHO), International Organization for Standardization (ISO), European Medicines Agency (EMA), have issued a series of standards and guidelines designed to unify the quality, technical requirements and safety standards of healthcare enterprises.

(2)       National regulatory agencies. All countries have set up special health regulatory agencies to formulate and implement health-related laws and regulations. These institutions supervise medical institutions, medical devices, drugs and biological products to ensure their safety and effectiveness, and coordinate domestic and foreign regulatory affairs.

(3)     Cross-border cooperation and recognition. Regulators in different countries will cooperate and exchange information to strengthen the supervision of multinational healthcare companies. For example, the collaboration between Food and Drug Administration (FDA) and European Medicines Agency (EMA) aims to strengthen the supervision and recognition of medical products in the transatlantic region.

(4)       Clinical trial and approval process. Health care companies need to conduct clinical trials and obtain approval when introducing new drugs, medical devices, or treatments. There are different clinical trial and approval processes internationally, including drug registration application, technical evaluation and safety monitoring, to ensure the safety and effectiveness of medical and health products.

Data protection and privacy. Health companies process large amounts of personal health data and therefore need to comply with national data protection laws and privacy policies. In example, General Data Protection Regulation (GDPR) requires companies to protect the security and privacy of individuals.

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Overall, the international regulatory environment for healthcare businesses is composed of standards, guidelines, regulations, and institutions at multiple levels. Enterprises need to comply with international and domestic requirements, and ensure the quality of products and services to meet the needs of the international market.

Among them, the United States, Australia, Japan and South Korea are all developed countries, which have very strict supervision of healthcare companies. Here are some key points to the regulation of healthcare companies in these countries:

(1) America. The Food and Drug Administration (FDA) is the main US regulator of healthcare companies. The FDA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, enterprises must comply with the labeling and specification requirements specified by the FDA, and must report any potential safety hazards. In addition, the FDA conducts regular inspections of healthcare companies to ensure that they meet quality standards and regulatory requirements.

(2) Australia. The regulation of healthcare companies in Australia is dominated by the Therapeutic Goods Administration (TGA). The TGA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, enterprises must comply with the labeling and specification requirements specified in the TGA, and must report any potential safety hazards. In addition, TGA conducts regular inspections of healthcare companies to ensure they meet quality standards and regulatory requirements.

(3) Japan. Japan is mainly responsible for the regulation of healthcare enterprises by the Pharmaceuticals and Medical Devices Agency (PMDA). The PMDA requires healthcare companies to register and obtain pre-market approval before selling their products. When selling their products, companies must comply with the PMDA labeling and specification requirements, and must report any potential safety hazards. In addition, PMDA conducts regular inspections of healthcare businesses to ensure they meet quality standards and regulatory requirements.

(4) Korea. Regulation of healthcare companies in Korea is dominated by Ministry of Food and Drug Safety (MFDS). The MFDS requires healthcare companies to register and premarket approval before selling their products. When selling their products, companies must comply with the MFDS requirements for labels and instructions, and must report any potential safety hazards. In addition, the MFDS conducts regular inspections of healthcare businesses to ensure compliance with quality standards and regulatory requirements.

These countries are all very strict in regulating healthcare companies, requiring their registration and premarket approval before selling their products, and complying with the required labeling and specification requirements, as well as reporting any potential safety risks. In addition, these countries conduct regular inspections of healthcare companies to ensure that they meet quality standards and regulatory requirements.

Research and Development

HONGXU SHANGZENG GLOBAL HOLDING LTD take the principle of entropy increase as the foundation, do the top-level design of industry and capital, and be the industry leader of precision medicine and chronic disease management; the leader of precise regulation of sub-health management; the advocate of centenarian project; the practitioner of technology-driven pension industry.

HONGXU SHANGZENG GLOBAL HOLDING LTD establishes three major industrial ecologies: specialized characteristic precision medical hospital chain (mainly focusing on heart, cerebrovascular and tumor); life health full cycle intelligent management chain and asset-light chain operation of the pension industry, and constructs the upstream and downstream industrial chains of brain science, life database, genetic engineering, cell engineering, biochemical engineering and biological engineering. It also constructs an industrial model with independent intellectual property rights, industrial development core and industrial chain. In particular, the cutting-edge technologies of molecular medicine, quantum medicine, artificial intelligence and innovative application of traditional Chinese medicine in modern medicine are widely used in healthcare and rehabilitation industry.

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HONGXU SHANGZENG GLOBAL HOLDING LTD currently has the following series of products:

(1) Test and analyze the medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD AI equipment for digestive endoscopy, genetic testing equipment, Immunohistochemical Staining Detection System, Automatic nucleic acid extractor and Fully automatic multiple pathogen detection analyzer, fluorescence ration PCR instrument, Kh-s106 dyeing and sealing integrated machine and other medical devices, Each medical device plays a different role, To provide a great boost to the medical research for professionals.

(2) Medical test reagent series products. HONGXU SHANGZENG GLOBAL HOLDING LTD’s medical test reagents such as nucleic acid extraction reagents, fluorescence ration PCR instrument test reagents and other medical test reagents are used in conjunction with relevant medical testing equipment. All medical test reagents have played different roles.

(3) Clinical application of medical device series products. HONGXU SHANGZENG GLOBAL HOLDING LTD launched gastrointestinal endoscopy AI equipment, invented the real-time monitoring method of blind spot of endoscopy to solve the problem of the bottleneck problem of the missed diagnosis of digestive tract cancer, which reached the international leading level. In the medical field of medical care, endoscopy has always been an important link in the medical examination, and the effective use of endoscopic AI tools can improve clinical decision-making, reduce medical variables and improve the treatment effect. The application of artificial intelligence in the field of digestive endoscopy has also become a hot direction in the past two years. Good artificial intelligence of digestive endoscopy can enable excellent and experienced doctors be better, and also can shorten the learning cycle of junior new doctors, and help alleviate the problem of medical resource shortage in some regions.

In the future, HONGXU SHANGZENG GLOBAL HOLDING LTD will continue to develop and improve medical products and systems based on the different needs of consumer groups, so that everyone can have their own private health plan through intelligent system analysis and make medical plans more suitable for their own medical plans. It is planned to continuously expand the business scale through the mode of industry plus capital, the technical path of exporting independent intellectual property rights, regulation and management methods, and the mode of brand chain, and strive to become a large head enterprise platform in the same industry by 2026.

Intellectual Property

HONGXU SHANGZENG GLOBAL HOLDING LTD has its own products and provides personalized health management services for customers, which may involve intellectual property rights including patents, trademarks and Copyrights. For these intellectual properties, here are our possible ways to respond:

(1)       Patent protection scheme. We will conduct a comprehensive patent search and analysis to ensure that the products developed by the company do not conflict with the existing patents. And according to the core technology and innovation points, apply for patent protection to ensure product uniqueness. In the future, the profit value and effectiveness of the product will be evaluated regularly, and the patent renewal and rights protection will be maintained according to the needs.

(2)       Trademark protection scheme. We will conduct a trademark search to ensure that the selected trademarks do not conflict and avoid the risk of infringement. And submit the application for trademark registration in advance to protect the company's brand image and market competitiveness. At the same time, the market monitor the market in real time to find possible trademark infringement, and take legal measures to safeguard their own rights and interests.

(3)       Copyright protection scheme. We will write detailed documentation for the personalized health management plan developed by our customers, and retain the relevant copyright. Protect the copyright of the company's training materials and market publicity materials. At the same time, when cooperating with customers, the confidentiality agreement is signed to ensure the secret and comprehensive response plan of intellectual property rights.

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(4)     Tort prevention. We will establish an internal infringement monitoring mechanism to detect and respond to potential infringement in a timely manner. Strengthen employees 'awareness of intellectual property rights and training to avoid unintentional infringement of others' intellectual property rights. Establish cooperative relations with relevant departments to jointly resist possible intellectual property infringement.

(5)      Intellectual property management. We will establish a sound intellectual property management system, including intellectual property registration, rights protection process, etc. Regular evaluation of intellectual property value, intellectual property allocation and protection strategies. Work with professional IP consultants or lawyers to obtain professional legal support and advice.

To sum up, we have taken intellectual property protection measures, including patent protection, trademark protection, copyright protection, etc., and established relevant management systems and cooperative relations to ensure the safety and legality of our own intellectual property rights.

Legal Proceedings

As a health management company with its own products and personalized health management cases for customers, we may face the following litigation risks:

(1)       Violation of medical regulations. If our products or services violate medical regulations or regulatory regulations, we may face the risk of regulatory fines, penalties or even industry bans.

(2)       Product liability litigation. If the product we develop is defective or improperly used that leads in injury or loss, the customer may file a product liability lawsuit for compensation.

(3)        Violation of privacy protection laws: If we violate privacy laws when collecting, storing and processing customers 'personal health data in personalized health management solutions, such as unauthorized disclosure of customers' sensitive information, we may face privacy infringement lawsuits.

(4)       Employee dispute. If our employees believe that there are illegal practices, unfair treatment, or other improper practices, they may file a labor dispute or discrimination lawsuit.

In view of the above litigation risks, we can take the following countermeasures:

(1)       Comply with regulations and regulatory requirements. Ensure that our products and services comply with relevant regulations and regulatory requirements, and timely follow up and adapt to regulatory changes.

(2)       Establish high-quality products and services. Strengthen the management of r & d and production process, ensure the quality and safety of products and services, and reduce the risk of product liability litigation.

(3)       Strengthen privacy protection. Take appropriate security measures to protect customers' personal health data, develop privacy policies and ensure employee compliance, conduct regular security reviews and vulnerability repair, and reduce the risk of privacy infringement litigation.

(4)       We will establish a fair and just human resource management mechanism. Ensure the fairness and justice of personnel management within the company, actively prevent and resolve employee disputes, and avoid labor disputes or discrimination lawsuits。

(5)       Obtain professional legal advice. Seek the help of professional medical legal counsel, timely understanding of changes in laws and regulations and related risks, formulate coping strategies and timely respond with potential litigation risks.

It should be noted that the above is only common litigation risks and response plans, and the specific situation should be comprehensively analyzed and studied in combination with the actual development of the company and individual cases.

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Employees

As a healthcare management company, our employees may include the following types:

(1) Medical professionals. Such as doctors, nurses, pharmacists, physical therapists, they provide health management consultation, diagnosis, treatment and rehabilitation services to clients.

(2) Health manager. They provide personalized health management programs for clients including services including health assessment, health education, health interventions and health tracking.

(3) Data analyst. They are responsible for collecting, organizing and analyzing customer health data to provide customers with more targeted health management advice.

(4) Software development engineer. They are responsible for developing and maintaining in-house information systems and applications to ensure the security and privacy of customer health data.

(5) Marketing personnel. They are responsible for promoting the company's products and services, building good relationships with customers, and providing customer satisfaction.

(6) Management personnel. They are responsible for the day-to-day operations and strategic planning of the company to ensure the smooth development and achievement of its goals.

To ensure employee productivity and customer satisfaction, we can take the following measures:

(1) Provide opportunities for training and continuing education. Provide professional training, certification and continuing education opportunities to improve their skills and knowledge.

(2) Establish a performance appraisal and reward mechanism. Formulate clear performance appraisal standards and reward mechanism to encourage employees to work actively, improve work efficiency and customer satisfaction.

(3) To provide benefits and security. Provide employees with competitive compensation, benefits and protection, such as health insurance, pension and paid leave, to enhance their loyalty and motivation to the company.

(4) Establish a good communication and cooperation mechanism. Encourage good communication and collaboration among employees, share experience and knowledge, and jointly provide better service for customers.

(5) Pay attention to the physical and mental health of employees. Provide mental health and physical health support for employees, such as providing psychological counseling, gyms and other facilities, to help employees maintain a good physical and mental health state.

Our Culture

Our enterprise development purpose is: science and technology driven, independent innovation, to achieve the leap, leading the development. Through science and technology driven and independent innovation, to achieve leapfrog development, leading the direction and trend of industry development. We are committed to excellence, maintaining competitive advantage in a changing market environment and delivering high quality and innovative products or services. Through continuous improvement and optimization of business processes, we pursue efficiency and sustainability to meet customer needs and create value for society. At the same time, we pay attention to employee training and teamwork, stimulate employee potential, and promote the development of the enterprise. Our goal is to become the leader in the industry and to make a positive contribution to the social and economic development.

Therefore, we will firmly grasp the key of life science and technology, based on the enterprise's proprietary technology and management path, in the industrial chain to build cardiovascular and cerebrovascular disease early warning management system, cancer rehabilitation management, diabetes mellitus new regulation and management. Core management of chronic disease tissue hypoxia, individualized regulation and management of intestinal flora, diagnosis and training system of Alzheimer's disease. Truly achieve accurate regulation, prevent serious diseases, delay aging, health and longevity. At the same time, we will build centenarian project's own brand and services by means of life big database, physical regulation, chemical regulation, biological regulation, psychological regulation and artificial intelligence.

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Our corporate mission is to be a leader in the development of life, health and pension industry. We are committed to becoming the leader in the development of the life, health and pension industry. The goal we pursue is to promote the progress of the life, health and pension industry through the new and development, and to provide people with better quality and comprehensive services and solutions. We realize that life is precious to everyone, so we will strive to protect and enhance people's health, and provide efficient and precise medical treatment and regulation programs. In terms of the old industries, we hope to create a better and meaningful life for the elderly by innovating and improving the existing pension model. We are committed to developing a variety of pension facilities and services to meet the growing needs of the elderly, and to provide them with a comfortable, safe living environment and a full range of elderly care. As an industry leader, we will continue to conduct scientific research and technological innovation in order to provide people with the most advanced treatment and pension programs. We also focus on the cooperation with other related industries and institutions, to jointly explore better solutions, and to promote the development and progress of the whole industry. We adhere to the values of cherishing life and living in harmony. We are guided by the scientific spirit and independent innovation, and uphold the concept of steady development, and pay high respect to all those who share with us. By realizing our corporate mission, we hope to do what we can to celebrate the realization of a community with a shared future for mankind. We believe that through unity and hard work, our enterprise will become the leader of the industry and bring more benefits and progress to the society.

Our corporate values are: asset-light operation, brand (technology, service, cultural export) alliance; capital power, external development; self-organization, co-survival. We focus on flexible and efficient asset allocation and management to reduce unnecessary costs and burdens. Through reasonable planning and optimization of the use of resources, to achieve the maximum economic benefits and sustainable growth. We believe that by building partnerships with excellent brands related to technology, services and cultural output, we can share resources, develop innovative products, provide better services, and jointly promote the industry. With the help of the capital market, we absorb and integrate various resources to provide solid financial support and strategic guidance for the development of enterprises. Through intelligent investment and risk management, to achieve the sustainable development of enterprises. We actively expand the overseas markets, to seek broader development opportunities and new business growth points. We encourage transnational cooperation and exchanges, attract global talents to join our team, and promote the internationalization process of enterprises. We encourage employees to be independent, innovative and cooperative to build a free, equal and dynamic working environment. We encourage employees to reach their personal potential and achieve the common goals of personal and corporate development through self-management and teamwork. We emphasize the coordinated symbiosis with the society and the environment. We pay attention to corporate social responsibility and advocate the concept of sustainable development. We respect the rights and interests of our employees and pay attention to their safety and welfare. At the same time, we actively participate in social welfare undertakings and give back to the society. These values will guide our decision-making and behavior, and we believe that only by following these principles can we achieve long-term success and common growth of our enterprise.

Our enterprise vision is to create a new format of centenarian project with accurate treatment and regulation, healthy and happy.Specifically, we hope to achieve the following goals: to provide personalized and accurate medical service: through advanced science and technology and medical equipment, to provide patients with personalized and accurate diagnosis and treatment programs to improve the treatment effect and rehabilitation level. Promote the concept of health management: Through education and publicity, we hope to let more people understand the importance of health management, and guide them to take active health management measures, so as to prevent diseases and delay aging. Create an environment for happy living: We believe that happiness is an important part of health. Therefore, we are committed to creating a harmonious and warm living environment, so that people can feel joy and happiness in the process. Advancing the centenarian project: Through continuous innovation and exploration, we hope to promote the development of centenarian project and contribute to the realization of human longevity and health goals. Pooling global wisdom and resources: We understand that realizing our vision requires pooling global wisdom and resources. That is why we are active in international cooperation, working with research institutions, companies and experts around the world to advance the cause of human health. In short, our corporate vision is to create a new lifestyle of health, happiness and longevity, so that everyone can enjoy the benefits of precision treatment and regulation, and jointly realize the beautiful vision of human health and happiness.

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Our enterprise's strategic focus is to establish a network of specialized precision medical hospitals, primarily specializing in the fields of cardiology, cerebrovascular diseases, and oncology. Additionally, we aim to develop three integrated ecosystems for comprehensive intelligent management and asset-light operations within the elderly care industry. Furthermore, our objective is to construct an end-to-end industrial chain encompassing brain science, life databases, genetic engineering, cell engineering, biochemical engineering, and biological engineering.

Our enterprise positioning is: take the principle of entropy increase as the foundation, do the top-level design of industry plus capital, combined with the principle of the principle of entropy increase, through the integration of industrial resources and capital, strategic planning and layout, to achieve the maximization of industrial development and capital interests. To be an industry leader in precision medicine and chronic disease management, we will be committed to carrying out research and innovation in the field of precision medicine and chronic disease management, providing personalized and accurate diagnosis and treatment solutions, and leading the development of the industry. To be a leader of accurate regulation of sub-health management, we will pay attention to the management and regulation of sub-health state, combine advanced science and technology and health management concept, to provide people with a full range of sub-health management services, and improve the quality of life and health level. As an advocate of centenarian project, we are committed to promoting the development of centenarian project, through scientific and technological innovation and social efforts to achieve the full support and services of human longevity and health. To be a practitioner of technology-driven development in the elderly care industry, we will combine the needs of scientific and technological innovation and the elderly care industry, promote the application and development of science and technology in the elderly care field, provide intelligent and personalized elderly care services, and improve the quality of life and happiness index of the elderly.

Facilities

As a digital intelligent healthcare management company, we will be equipped with the following facilities:

(1)       Data center and cloud platform, build a powerful data center and cloud platform for storing, processing, and analyzing large amounts of medical and health data. This will help to provide personalized health management services and support medical decision-making and research.

(2)       Smart medical devices. Invest in advanced intelligent medical equipment, such as smart thermometer, smart blood pressure meter, smart blood glucose meter, etc. These devices monitor the patient's physiological parameters in real time and transmit data to a data center for analysis.

(3)       Telemedicine system. Establish a well-established telemedicine system, including videoconferencing functions and remote diagnostic tools. This will enable patients to receive remote diagnosis and treatment from doctors at home, improving the convenience and efficiency of medical service.

(4)       Health management software platform. Develop or purchase a fully functional health software platform that helps users track and manage their health data, set health goals, receive personalized advice, and provide health education.

(5)       Professional medical team. Build a team of professionals, including doctors, nurses, health managers, and data analysts, who can use devices and platforms to provide comprehensive health management services.

(6)      Office space. Provide spacious and bright office space, including the office, conference room and rest area. This will provide a comfortable working environment for employees and promote collaboration and creativity.

(7)       Customer care center. Set up a special customer service center, responsible for answering customer consultation calls, answering questions and providing technical support.

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(8)       Health education sites. Equipped with a place suitable place for health education activities, such as a lecture hall or training room. This will be used to provide clients with training in health knowledge and skills to enhance their health awareness and self-management skills.

(9)       Safety precautions. Ensure the security of company facilities and data, and take appropriate network security measures and data backup strategies to prevent information leakage and system failure.

(10)     Equipment maintenance and update. Establish a regular equipment maintenance and update plan to ensure the normal operation and performance optimization of the equipment. At the same time, timely track and adopt new medical technologies and equipment to maintain the company's competitiveness in the industry.

PESTEL Analysis

(1) Industry analysis

The medical industry is a series of health related hospitals, drugs, devices and health management. With the development of society and the improvement of people's health awareness, the concept and lifestyle of healthy life are gradually paid attention to and welcomed by people, and the number of people in medical and health management is increasing day by day, and the market size of the medical industry is steadily improving.comprehensive hygiene. The concept of comprehensive health began to popularize, and in the past, the treatment center gradually changed to the people's health as the center. Since then, the government has continued to introduce policies to promote the diversified development of the comprehensive health industry. With the development of social economy, people's deep awareness of health awakening, people have a higher quality of understanding and pursuit of the concept of health.

Currently, the upstream of the medical industry includes drug research and development, medical device development and production, national policies; the midstream includes sales of hospitals, medical service institutions, drugs and medical devices; the downstream includes medical workers, patients, etc.

Under the background of Internet development, scientific and technological progress, and favorable policies, the medical and health industry has been developing continuously. Especially since the outbreak of COVID-19, health management has been paid more and more attention. The medical industry has accelerated its online penetration, and the medical industry has developed rapidly. Thus, the medical industry has a broad prospect.

(2) Industry data

I. Market size of the medical industry

COVID-19 has permanently changed the global healthcare industry, not only accelerating the application of new technologies and medical service models, increasing the focus on sustainability and resilience, but also increasing existing workforce challenges and global gaps in healthcare equity. The long-term and ongoing COVID-19 is both a challenge and an opportunity. The medical industry can take the opportunity to make radical reforms, take full use of new trends that emerged before the outbreak, and continue to explore clinical innovations and new medical service models.

As people's living standards improve, an aging population increasing and residents' health management consciousness, medical and health services demand, the sea quantitative data is showing explosive, geometric growth, data analysis and management efficiency is greatly improved, the combination of clinical research and big data, data lake, data management, data key technologies will gradually scale application, with integration mode for traditional industries can cause change, big data is driving the development of the whole medicine.

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With the advancement of regional data center construction and the influx of social capital, enterprise growth continued burst, health data industry scale, from about $256 million growth in 2015 to about $2.906 billion in 2021, the average annual compound growth rate of about 50%, preliminary statistics in 2022 medical data market size increased to about $4.12 billion.

Ⅱ. Market structure of the medical industry

In 2025, the whole medical market is estimated to be about $1.07 trillion US dollars, with the number of public hospitals accounting for 30% and private hospitals accounting for 70%, but private hospitals only account for 976.6 billion yuan. Therefore, private hospitals change lanes, precision medicine, high-end health management to achieve overtaking, there is a huge space for development. In 2035, the current medical model, technological path and development mode will no longer meet the needs of the middle class.

Ⅲ. Market size of medical and health services

In recent years, due to the rapid development of the Internet and the economy, the size of the healthcare market is growing. Especially since the COVID-19 outbreak in 2020, comprehensive health has become a basic demand of people, health management has been paid attention to, the medical industry has accelerated its online penetration, and the scale of online medical market has grown rapidly.

Ⅳ. Industrial structure of the medical and health service market

In terms of market structure, The products and services provided by the medical health market can be broadly divided into medical service, medicines and health products, nutritional and health food, medical and healthcare instruments, leisure and health services, health counselling management and other production and service fields closely related to human health.

(3) Industry pain points

I. At present, there are a large number of sub-health people, and no high-quality products can be prevented and improved. Physical functions and major diseases can be prevented by gradually improving physical function and quality through regular health management and regular life. Since the outbreak of the epidemic, the national awareness of health has been constantly improving. According to the WHO Health Statistics Report 2023, the global life expectancy has increased significantly over the decades, along with the increased burden of non-communicable chronic diseases (NCDs). In 2000,61% of global deaths (31 million) were related to NCDs, which increased to 74% (41 million) by 2019.11 The four major chronic diseases, including diabetes mellitus, caused about 33.3 million deaths in 2019, an increase of 28% from 2000. The four chronic diseases were cardiovascular diseases (17.9 million), cancer (9.3 million), chronic respiratory diseases (4.1 million), and diabetes mellitus (2 million).

II. Technical threshold is high, medicine is a very high industry barrier discipline. If only from the theoretical aspect of learning, compared with physics, mathematics and other disciplines, medicine is not necessarily the highest professional barriers, nor is it necessarily ordinary people unable to cross majors. However, medicine is not only a theory, but also a practical discipline, and many aspects are a summary of their own experience. Now the development of medicine is becoming more and more detailed. Every discipline, every major and every department has more and more knowledge. The new knowledge has not been digested, and perhaps the updated knowledge will overturn the former. Medical barriers arise not only between professionals and lay professionals, but also among professionals in different medical fields.

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Ⅲ. Low customer trust, fierce market competition, and single and inefficient promotion channels. Currently the most common way is in the enterprise surrounding dispatch staff to send leaflets or through customer word of mouth, and considering the people in the condition of private hospitals or the authority of the related medical health service enterprise more skeptical, big probability to some more famous public hospitals, so in the whole health industry private hospitals or related medical health service enterprise customer coverage is narrow, whether with public hospitals or equal positioning of enterprises, in the market competition is very fierce.

Ⅳ. The use of Internet traffic dividend is still lacking, and online medical treatment is emerging. At present, the medical industry will be eliminated in the face of the Internet wave. It is more beneficial to embrace the Internet and explore a more healthy and sustainable business model.

V. Lack of data analysis results in weak personalized service, the specific physical indicators of members are vague and inaccurate data, the service levels are uneven, and private hospitals also have a distinction of high levels. The uneven level of medical staff, uneven service quality and inability to supervise are the urgent problems to be solved by many medical and health service enterprises.

Ⅵ. It is difficult to reach the pain points and needs of users, and there is a lack of customized medical plans for users of different ages and different needs. In the traditional medical industry, hospitals rarely provide services in health management or have high service costs, and lack personalized and customized medical solutions for users of different ages and needs.

Ⅶ. The medical industry has a serious shortage of professionals and resources, and the training cycle of the medical industry is long and the training cost is high. College medical students need to go through the special transition stage of regular training, that is, through clinical practice, to cultivate senior talents with high theoretical professional knowledge and operational professional skills, and to provide excellent talents for lower-level hospitals. Many college medical students give up the medical industry because they are unable to tolerate intense work or relatively low salaries during the training period, which makes the shortage of medical talents even less.

(4) Industry forecast

I. Policies to promote the development of the medical industry

In recent years, many places have introduced a number of policies to boost the development of the medical industry, and at the same time, a number of plans for the medical industry have been released to encourage the innovative development of the medical and health industry. In 2020, novel coronavirus swept the world, bringing unprecedented impact to the medical and health industry. Many local governments encourage residents to treat at home and boost the development of home medical, Internet medical and other industries. It is expected that with the help of government policies, the development of the medical industry will develop rapidly and promote the market expansion of the medical industry. The development prospect of the medical industry is very broad, and the introduction of laws and regulations has provided a strong policy and regulatory basis for the development of the industry.

The government has issued laws, regulations and policies on the medical industry, and the medical service system will develop towards high quality and all around the whole life cycle of the people.traditional Chinese medicine for preventive treatment of disease, Health care products, "internet +" medical treatment has become the point of force, to point with surface, optimize the layout. Planning in 2025 basic system complete, reasonable layout, clear division of responsibilities, complementary functions, close collaboration, efficient, rich toughness of high quality and integrated medical and health service system, major epidemic prevention and control treatment and public health emergency response level significantly increased, the national medical center, regional medical center and other major base construction made significant progress, all-round full cycle health services and security ability significantly enhance, efforts to let the people nearby enjoy fair access, system continuous high quality medical and health services.

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Ⅱ. The increase in medical demand helps the development of the medical industry

From 2020 to 2025, due to the continuous improvement of residents 'income level and quality of life, the awareness and consumption concept of health consumption such as medical treatment, health care, health care and health preservation are gradually deepened, and the transition to the demand for healthy and high-quality life, residents' demand for medical and health consumption will increase significantly, and the consumption level will continue to improve.

It is reported that by 2050, the world's population over 60 will be nearly 2 billion, and the United States, Japan, Australia, South Korea, Finland and other countries will have serious aging problems. Office for National Statistics (ONS) census every 10 years, and the latest census data shows that the population continues and there has more people over 65 than ever before. The 2021 census showed that the UK population continues. Specifically, 18.6 percent (11.1 million) of the people in England and Wales are over 65, up from 16.4 percent (9.2 million) in 2011. In 2021, the UK population over 65 exceeded the population under 15 for the first time. The census also showed that the number of older people in the UK also lived longer, with the number of people over 90 exceeding the 500,000 mark for the first time. About 0.9% of the population (528,000) is now aged 90 and older. In 2011, the number was 429,000, or 0.8 percent of the population. The increasing aging is bound to lead to the increase of the elderly population, the increased demand for medical care of the elderly, and the improvement of medical education will also improve the physical condition of the elderly.

The Office for National Statistics (ONS) report showed a nominal 0.7% increase in total healthcare spending between 2021 and 2022. Government spending fell by 1.1%. By comparison, non-government health care financing grew an estimated 9.5% in 2022.

Total health care expenditure in 2022 increased by approximately 26.8% (£60 billion) in nominal value and 13.5% (£32 billion) in real value.Health care spending accounted for 11.3% of gross domestic product (GDP) in 2022, down from 12.4% in 2021. This decline is due to the nominal growth in healthcare spending in 2022 outpacing the overall economic growth.Government health care spending in 2022 is about £230 billion, accounting for more than four-fifths (81.5%) of total health care spending. Compared with 2021 spending, nominal is down 1.1% and actually down 6.2%. Due to the coronavirus 1 (COVID-19) pandemic, health spending between 2019 and 2021 increased by 31.9%.In 2022, non-governmental health care spending increased by approximately 9.5% in nominal value and 3.9% in real value. In 2022, healthcare expenditure funded through NGO is estimated to be around £52 billion, an increase of about 9.5% by nominal value over 2021. In two non-governmental schemes representing consumer spending, out-of-pocket health care spending increased 10.4%, while voluntary health insurance plans increased 4.3%.

Ⅲ. The intelligent medical industry drives the development of the medical industry

As the Internet popularization and technology level, the medical industry intelligence degree, intelligent medical can make sensor equipment and household medical equipment or self-service data automatically or all kinds of signs, at the same time can be the existing hospital, hospital and genetic medical data integration, realize the data sharing and depth, with low cost of sub-health people, the elderly and patients with chronic diseases provide long-term, rapid and stable health monitoring and medical services.

Ⅳ. The market restructuring of the medical industry and the rapid expansion of the online medical market scale

Due to the impact of the epidemic, health management has gradually been paid attention to, traditional medical health management has been affected, and the trend of online medical treatment has begun to strengthen. In recent years, due to the rapid development of the Internet, the size of the online medical market is growing. Especially since the COVID-19 outbreak in 2020, comprehensive health has become a basic demand of people, the medical and health industry has been paid attention to, the medical industry has accelerated its penetration into online, and the scale of online medical market has grown rapidly.

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V. The medical and health market structure is rich and optimized, and the market penetration rate is gradually increased

From the perspective of market structure, the products and services provided by the medical and health market can be roughly divided into medical services, drugs and health products, nutrition and health food, medical and health equipment, leisure and health services, health consulting management and other production and service fields closely related to human health. In recent years, with the development of the medical industry and people's attention to health, the penetration rate of the medical and health market has been increasing.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Mr. Qiancheng Qiu	61	Chairman of the board
Mr. Guanming Qiu	34	Chief Executive Officer
Ms. Xuefei Wang	30	Chief Financial Officer
Ms. Shenglan Zeng	40	Co-Founder
Mr. Shaohua Wan	55	Co-Founder

Introduction

Mr. Qiancheng Qiu is the Chairman of HONGXU SHANGZENG GLOBAL HOLDING LTD. Mr. Qiu is the original founder and chief designer of the company and has a university degree. Mr. Qiu is the Chairman of the Board of Directors and General Manager, as well as the Chief physician of Surgeon and Senior Human Resource Manager. Mr. Qiu is currently the Chairman of the Board of Directors and President of Shenzhen Bailing Zhuxin Biotechnology Group Co., Ltd. He is engaged in the life and big health industry. He served as Vice President of Beijing Huaniu Century Biotech Institute and Vice President of Hecksville Gene (Beijing) Research Institute. Beijing Huaniu Century Biotech Institute led the establishment of Silk Road (Ningxia) Life Valley Technology Co., Ltd, in which Mr. Qiu himself serves as the legal entity and president. At the same time, Mr Qiu is also the Director of Silk Road (Ningxia) Medical Laboratory and the General Manager of Silk Road (Ningxia) International Bioengineering Research Institute Co., Ltd.

Mr. Qiu has been practicing in the field of clinical medicine and hospital management for nearly 40 years, and has been through the experience of department chiefs, chiefs of medical departments, business deans, hospital market operation deans, and hospital strategic consultants in grassroots secondary hospitals and tertiary hospitals, and has accumulated a wealth of experience in work and management, especially in the management of hospitals, enterprise projects, scientific and technological strategic planning and capital operation management, human resources consulting management, and public welfare and charitable activities. Especially in hospitals, enterprise project technology strategic planning and capital operation management, human resources consulting management, public welfare activities and other aspects of the accumulation of rich experience, but also established a wide range of government, enterprises, hospitals and capital and other aspects of human resources.

Mr. Qiu has professional literacy and rich knowledge in medical treatment, and has deep theoretical attainments in the fields of precision medicine, multi-omics research such as life big database, precise detection and regulation of in vivo ecological environment, bio-pharmaceuticals, functional food research, and molecular traditional Chinese medicine R&D, etc. He has accumulated rich practical experience and management experience in the fields of medical industry transformation and conversion; bio-industry transformation; unique technology path of life full-cycle health management, pension industry; and bio-artificial intelligence, and has accumulated a number of independent intellectual property rights, utility model patents and proprietary technologies and he has a leading role and industry position in molecular medicine, quantum medicine, regenerative medicine and the application of natural plant activity and function. Mr. Qiu has forty years of experience in life sciences and clinical medicine in the field of life and health technology, management, products, services experience and human resources accumulation. Based on the principle of entropy increase's proprietary top-level design technology path, he will lead the company to create brilliant results and be a leader in the field of life and health development!

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Mr. Guanming Qiu is the Chief Executive Officer (CEO) of HONGXU SHANGZENG GLOBAL HOLDING LTD. Mr. Qiu's own competence is outstanding and he has earned an MBA and now serves as the company's vice-general manager, in charge of financial and risk management department. Mr. Qiu has been engaged in domestic micro-guarantee companies, financial leasing companies, securities companies, biotechnology companies, overseas sales of listed companies in the medical technology and technology industry for many years since joining the work, and served in many large-scale enterprises as the assistant to the chairman of the board of directors, director, Asia-Pacific manager and other positions. He has extensive industry experience, specialising in securities, equity investments, asset management and overseas sales. Mr. Qiu leads the company's continuous development with his rich experience and resources, and provides strong support to advance the steady development of the company's various undertakings.

Ms. Xuefei Wang is the Chief Financial Officer (CFO) of HONGXU SHANGZENG GLOBAL HOLDING LTD, a university degree holder, and she is also the Director of Bioengineering Product Development. She has been engaged in the research and development, production, sales and financial management of bioengineering, functional food and health products for nearly eight years and holds a number of patents. She has participated in the development and clinical application of diagnostic robots for Chinese medicine, and has accumulated extensive experience in the study of secondary metabolites of plants and the application of bioengineering. Ms. Wang believes that she, as a senior manager of the company, has the important responsibility of formulating and executing the company's strategy. In the future, we will continue to adhere to the development tenet of "driven by science and technology, independent innovation, leapfrogging and leading the development", focus on the core business, plough into the market segments, strengthen the team building, and comprehensively push forward the steady development of the company's various undertakings.

Ms. Shenglan Zeng is the co-founder of HONGXU SHANGZENG GLOBAL HOLDING LTD, a university degree holder, and she is the Deputy General Manager of the company in charge of the Medical and Health Care Department, and a Chief Physician. Ms. Zeng has received very many honours. She has been engaged in the medical profession and hospital management for more than 40 years, and has been awarded the Guangdong Province and Municipal Science and Technology Progress Award and the Hospital Management Quality Award for a number of times, and has served as a member and standing committee member of a number of professional and technical committees in Guangdong Province and the Municipal Government. Ms. Zeng has been ranked top in the local hospital quality management and healthcare service quality rating for many consecutive years. She led a team that won the title of "Outstanding Unit of Integrated Hospital Management" and has extensive experience in the management of both public and private hospitals.

Mr. Shaohua Wan is the co-founder of HONGXU SHANGZENG GLOBAL HOLDING LTD, a university degree holder, and he is the Deputy General Manager of the company in charge of the Marketing Branding Operations Department. He has over 30 years of experience in business management and he is adept at marketing operations management. He has accumulated rich practical experience in the fields of brand planning and brand chain franchise management. Mr. Wan is actively involved in the company's affairs, and with his extensive experience and resources, he leads the company's continuous development and provides the backbone for advancing the company's various businesses to a steady growth.

Board of Directors

Our board of directors will consist of three directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

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Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Duties of Directors

Under England law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

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Limitation on Liability and Other Indemnification Matters

England law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Mr. Qiancheng Qiu	8000000	80
Mr. Guanming Qiu	1000000	10
Ms.Xuefei Wang	1000000	10

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the United Kingdom and our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the United Kingdom.

As of the date of this prospectus, our authorized share capital is US$          , divided into            Ordinary Shares of par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are            Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “HXSZ”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is            .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

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An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the United Kingdom but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

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A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;
●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the United Kingdom on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

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Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under United Kingdom law to inspect or obtain copies of our list of shareholders or our corporate records.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the United Kingdom but conducts business mainly outside of the United Kingdom may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the United Kingdom;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. A United Kingdom tax year runs from April 6th in any year to April 5th in the following year.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

●	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and
●	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

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This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	individual retirement accounts or other tax-deferred accounts;
●	persons liable for alternative minimum tax;
●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
●	investors that have a functional currency other than the U.S. dollar;
●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with            , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.            is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to            percent (     %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $           . Such accountable out-of-pocket expenses include no more than $            in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $            and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $           , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HONGXU SHANGZENG GLOBAL HOLDING LTD AND SUBSIDIARIES

Consolidated Financial Statements	page

Consolidated balance sheets as of August 19, 2023	102

Consolidated statements of operations and comprehensive income as of August 19, 2023	103

101

HONGXU SHANGZENG GLOBAL HOLDING LTD

AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

AS OF AUGUST 19, 2023

August 19,
2023

Assets
Current Assets:
Cash and cash equivalents	$631,288
Accounts receivable, net	271,427
Inventories	98,300
Other receivables	2,699
Prepayments	61,572
Advance to related parties	180,930
Deposits for capital leases - current portion	19,300
Total current assets	1,265,516
Property and equipment, net	1,416,732
Construction in progress	15,346,873
Deposits for capital leases	490,677
Total assets	$18,519,798

Liabilities and shareholders' equity
Current Liabilities:
Accounts payable	$84,469
Deposits received	9,208
Due to related parties	-
Other payable	18,569
Payroll payable	26,975
Capital lease obligations - current portion	211,459
Total current liabilities	350,680
Capital lease obligations	15,024,218
Total liabilities	15,374,898

Shareholders' equity
Common stock	12,000
Additional paid-in capital	38,000
Retained earnings	399,977
Other comprehensive income	23,859
Total shareholders' equity of the Company	473,836
Non-controlling interest	2,671,064
Total shareholders’ equity	3,144,900
Total liabilities and shareholders' equity	$18,519,798

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 HONGXU SHANGZENG GLOBAL HOLDING LTD

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

AS OF AUGUST 19, 2023

August 19,
2023

Revenue:
Medicine	$2,084,492
Patient services	2,266,744
Total revenue	4,351,236
Operating costs and expenses:
Cost of medicine sold	1,247,915
Medical consumables	307,493
Salaries and benefits	890,780
Office supplies	65,472
Vehicle expenses	60,353
Utilities expenses	67,474
Rentals and leases	165,667
Advertising and promotion expenses	5,344
Interest expense	12,765
Professional fee	93,776
Depreciation	116,378
Total operating costs and expenses	3,033,417
Earnings from operations before other income and income taxes	1,317,819
Other income	6,857
Earnings from operations before income taxes	1,324,676
Income tax	1,984
Net income	1,322,692
Less: net income attributable to non-controlling interests	922,715
Net income attributable to the Company	$399,977
Comprehensive income:
Foreign currency translation adjustment
Foreign currency translation adjustment attributable to non-controlling interests	37,927
Foreign currency translation adjustment attributable to the Company	23,859
Comprehensive income	$1,384,478
Less: Comprehensive income attributable to non-controlling interests	960,643
Comprehensive income attributable to the Company	$423,836

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